Use these links to rapidly review the document

Appendix E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Broadway Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BROADWAY FINANCIAL CORPORATION
5055 Wilshire Boulevard Suite 500
Los Angeles, California 90036

October 31, 2013

Dear Stockholder:

        On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Broadway Financial Corporation (the "Company"), which will be held at the Company's principal executive offices, 5055 Wilshire Boulevard, Suite 500, Los Angeles, California 90036, at 10:00 a.m. on November 27, 2013.

        Stockholders will be asked at the Annual Meeting to vote on the election of two directors and on each of the other proposals listed in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the annual meeting, please complete, sign and date each proxy card you receive and return it to the Company as soon as possible in the postage-paid envelope that has been provided. You may revoke this proxy at any time prior to the Annual Meeting and, if you attend the Annual Meeting, you may vote your shares in person.

Sincerely,

Wayne-Kent A. Bradshaw Chief Executive Officer

IMPORTANT:    If your Broadway Financial Corporation shares are held in the name of a brokerage firm or other nominee, only that brokerage firm or nominee may execute a proxy on your behalf. To ensure that your shares are voted, we urge you to telephone the individual responsible for your account today and obtain instructions on how to direct him or her to execute a proxy on your behalf.

If you have any questions or need any assistance in voting your shares, please telephone Daniele Johnson, the Company's Investor Relations Representative, at (323) 634-1700, Ext 3231.

BROADWAY FINANCIAL CORPORATION
5055 Wilshire Boulevard Suite 500
Los Angeles, California 90036

Notice of Annual Meeting of Stockholders
Wednesday, November 27, 2013
10:00 a.m.

Dear Stockholder:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Broadway Financial Corporation (the "Company") will be held at the Company's principal executive offices, 5055 Wilshire Boulevard, Suite 500, Los Angeles, California 90036, at 10:00 a.m. on November 27, 2013, for the following purposes:

  1)
  To elect two directors of the Company to serve until the Annual Meeting of Stockholders to be held in the year 2016 and until their successors are elected and have been qualified. The Board of Directors has nominated Mr. Robert C. Davidson Jr. and Mr. Javier León.

  2)
  To ratify the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for 2013.

  3)
  To cast an advisory (non-binding) vote on executive compensation.

  4)
  To amend the Company's Certificate of Incorporation to increase the Company's number of authorized shares of common stock from 8,000,000 to 50,000,000.

  5)
  To adopt an amendment to the Company's Certificate of Incorporation authorizing the Company to issue up to 5,000,000 shares of a new class of non-voting common stock.

  6)
  To approve amendments to the Company's 2008 Long-Term Incentive Plan (the "LTIP"), including an increase in the number of shares of Common Stock that are reserved for issuance pursuant to the LTIP to 2,000,000 shares.

  7)
  To approve adjournment of the Annual Meeting to a later time or date if requested by the Board of Directors.

  8)
  To consider such other business as may properly come before and be voted upon by the stockholders at the Annual Meeting of Stockholders or any postponement or adjournment thereof.

        The Board of Directors has selected October 8, 2013 as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's principal executive offices during the ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

        Whether or not you expect to attend the Annual Meeting, please mail your proxy in the postage-paid envelope that has been provided. You may revoke this proxy at any time prior to the Annual Meeting and, if you attend the Annual Meeting, you may vote your shares in person.

By Order of the Board of Directors
Daniele Johnson Secretary

Los Angeles, California
October 31, 2013

Broadway Financial Corporation
Proxy Statement

BROADWAY FINANCIAL CORPORATION
5055 Wilshire Boulevard Suite 500
Los Angeles, California 90036

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, November 27, 2013

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Broadway Financial Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's principal executive offices, 5055 Wilshire Boulevard, Suite 500, Los Angeles, California, 90036, at 10:00 a.m. on November 27, 2013, and at any postponement or adjournment thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about October 31, 2013.

        The Company was incorporated under Delaware law in September 1995 for the purpose of acquiring and holding all of the outstanding capital stock of Broadway Federal Bank, f.s.b. ("Broadway Federal" or the "Bank") as part of the Bank's conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings bank (the "Conversion"). The Conversion was completed and the Bank became a wholly owned subsidiary of the Company on January 8, 1996. Unless otherwise indicated, references in this Proxy Statement to the Company include the Bank as its predecessor.

THIS PROXY STATEMENT AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS
ARE AVAILABLE AT http://www.broadwayfederalbank.com

RECORD DATE AND VOTING OF SHARES

        The Board has selected October 8, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A total of 6,145,451 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and a total of 13,299 shares of Series F Common Stock Equivalents (the "Common Stock Equivalents") with voting rights equivalent to 13,299,000 shares of Common Stock were outstanding at the close of business on that date. The holders of the Common Stock Equivalents will be entitled to vote as a single class with the Common Stock on all matters presented at the Annual Meeting, resulting in 19,444,451 votes eligible to be cast on all such matters, except with respect to Proposal 4, relating to a proposed increase in the number of authorized shares of Common Stock. The Common Stock and the Common Stock Equivalents are collectively referred to in this Proxy Statement as the "Voting Shares". The Common Stock will be entitled to vote as a separate class, in addition to voting with the Common Stock Equivalents as a single class, on the proposal to increase the number of authorized shares of Common Stock. On the record date, the Company also had 6,982 shares of Series G Non-Voting Preferred Stock outstanding, none of which are eligible to vote on any matter described in this Proxy Statement.

        A majority of the Voting Shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders will be entitled to cast one vote for each share of Common Stock and 1,000 votes per share of Common Stock Equivalents held by them of record at the close of business on the record date on any matter that may be presented at the Annual Meeting for consideration and action by the stockholders and on which they are entitled to vote. Abstentions will be treated as Voting Shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted for a vote of the stockholders. If a broker indicates on its proxy that the broker does not have discretionary authority to vote on a particular matter as to certain Voting Shares, those Voting Shares will be counted for general quorum purposes, but will not be considered as present and entitled to vote with respect to that matter.

        A plurality of votes cast by the holders of Voting Shares is required for the election of directors. The affirmative vote of the majority of the Voting Shares represented and voting at the Annual Meeting, which must also constitute a majority of the required quorum, will be required to: (i) ratify the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm, (ii) adopt the non-binding proposal to approve executive compensation described in this Proxy Statement, and (iii) approve the increase in the shares reserved for issuance pursuant to the LTIP and other matters relating to the LTIP. Thus, broker nonvotes will not have any effect in the voting on these proposals. Abstentions could affect whether the majority of the quorum requirement is satisfied.

        The affirmative vote of a majority of the outstanding Voting Shares will be required to adopt the amendment to the Company's Certificate of Incorporation authorizing the Company to issue a new class of non-voting common stock. The affirmative vote of a majority of the Company's outstanding shares of Common Stock, voting as a separate class, and the affirmative vote of a majority of the Company's outstanding Voting Shares will be required to adopt the amendment to the Company's Certificate of Incorporation increasing the number of shares of Common Stock that the Company is authorized to issue. Thus, both abstentions and broker nonvotes will have the same effect as a vote against these proposals. The holders of all of the 4,325,500 shares of Common Stock and the holders of 2,877 shares of the Common Stock Equivalents issued in exchange for the Company's outstanding preferred stock in the Recapitalization described in this Proxy Statement have agreed to vote all shares of Common Stock and Common Stock Equivalents held or controlled by them for the proposal to increase the number of shares of Common Stock the Company is authorized to issue. The shares held by these investors represent 73.18% of the Common Stock and 37.93% of the voting power of the Voting Stock, respectively, that will be entitled to vote on the proposal. The Treasury Department, and one other holder of preferred stock, which are collectively the holders of all of the remaining Common Stock Equivalents, have not entered into an agreement with the Company regarding how they will vote their shares on the proposal. The Company is required, however, pursuant to the Treasury Exchange Agreement the Company entered into in connection with the Recapitalization, to hold a meeting of stockholders as soon as possible to vote on this proposal.

        All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, such proxies will be voted FOR the election of the nominees named in this Proxy Statement as directors, and FOR approval of the other proposals described in this Proxy Statement. Although the Board currently knows of no other matter to be brought before the Annual Meeting, if other matters are properly brought before the Annual Meeting and may be acted upon properly, including voting on a substitute nominee for director in the event that any director nominee named in this Proxy Statement becomes unwilling or unable to serve before the Annual Meeting, the proxies solicited hereby will be voted in accordance with the best judgment of the persons named in such proxies.

REVOCATION OF PROXIES

        Any stockholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by delivering a later signed and dated proxy card or other written notice of revocation to Daniele Johnson, Secretary of the Company, at 5055 Wilshire Boulevard, Suite 500, Los Angeles, California 90036. A proxy will also be considered revoked if the stockholder executing the proxy is present at the Annual Meeting and chooses to vote in person.

 SOLICITATION OF PROXIES

        Proxies are being solicited by this Proxy Statement on behalf of the Board. The principal solicitation of proxies is being made by mail. Computershare, the Company's transfer agent, will assist in the solicitation of proxies at no additional fee except for reimbursement of certain expenses. To the extent necessary, proxies may be solicited by officers, directors and employees of the Company, or its wholly owned subsidiaries, none of whom will receive additional compensation for such solicitation. Proxies may be solicited by telephone, personal contact or other means. The Company will bear the cost of this solicitation of proxies, including postage, printing and handling, and will reimburse brokers and other nominee holders of shares for their expenses incurred in forwarding solicitation material to beneficial owners of shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth information as of September 30, 2013 concerning the shares of the Company's Common Stock owned by each person known to the Company to be a beneficial owner of more than 5% of the Company's Common Stock, each director, each Named Executive Officer, and all current directors and executive officers as a group.

Beneficial Owner	Common Stock Ownership	Percent of Class	Series F Common Stock Equivalent Ownership(1)	Percent of Class	Percent of Voting Shares
United States Department of the Treasury(1)(2)	—	—	10,146	76.29%	52.18%
CJA Private Equity Restructuring Master Fund I L.P.(3)	1,935,500	31.49%	—	—	9.95%
BBCN Bancorp, Inc.(1)(4)	—	—	1,925	14.47%	9.90%
National Community Investment Fund(1)(5)	—	—	952	7.16%	4.90%
Cathay General Bancorp, Inc.(6)	715,000	11.63%	—	—	3.68%
Valley Economic Development Center, Inc.(7)	500,000	8.14%	—	—	2.57%
Directors and Executive Officers:
Wayne-Kent A. Bradshaw(8)	79,329	1.29%	—	—	0.41%
Paul C. Hudson(9)	80,979	1.32%	—	—	0.42%
Kellogg Chan(10)	43,139	0.70%	—	—	0.22%
Robert C. Davidson, Jr.(10)(11)	28,516	0.46%	—	—	0.15%
Javier León(10)	3,125	0.05%	—	—	0.02%
A. Odell Maddox(10)(12)	38,250	0.62%	—	—	0.20%
Daniel A. Medina(10)(13)	29,272	0.48%	—	—	0.15%
Virgil Roberts(10)(14)	32,079	0.52%	—	—	0.16%
Norman Bellefeuille(15)	52,500	0.85%	—	—	0.27%
Samuel Sarpong(16)	15,950	0.26%	—	—	0.08%
Wilbur McKesson(17)	32,330	0.53%	—	—	0.17%
All current directors and executive officers as a group (9 persons)	387,189	6.30%	—	—	1.99%

(1)
Each share of Series F Common Stock Equivalents will be automatically converted into 1,000 shares of Common Stock if the stockholders approve Proposal 4 at the Annual Meeting or any postponement or adjournment thereof.

(2)
The United States Department of the Treasury (the "Treasury") has agreed to vote its shares in the same proportion as the shares voted by all other stockholders, except in connection with certain Designated Matters. The resolutions to increase the number of authorized shares of Common Stock and to authorize a new class of non-voting common stock constitute Designated Matters. The Treasury will have the right to vote on those resolutions in the manner that it deems appropriate.

(3)
Information based upon Schedule 13D, filed on August 30 , 2013 with the SEC by CJA Private Equity Restructuring Master Fund I L.P. ("CJA"). The address for CJA is 654 Madison Avenue, Suite 601, New York, NY 10065. CJA is an affiliate of Gapstow Capital Partners located at 654 Madison Avenue, Suite 601, New York, NY 10065.

(4)
Includes holdings of BBCN Bancorp, Inc. and its subsidiary BBCN Bank. The address for BBCN Bancorp, Inc. is 3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA 90010.

(5)
The address for National Community Investment Fund ("NCIF") is 135 South LaSalle, Suite 2040, Chicago, IL 60603. NCIF also holds all of the 6,982 shares of outstanding Series G Non-Voting Preferred Stock, which will be automatically converted into 698,200 shares of non-voting common stock if the stockholders approve Proposal 5 at the Annual Meeting or any postponement or adjournment thereof.

(6)
The address for Cathay General Bancorp, Inc. is 777 North Broadway Los Angeles, CA 90012.

(7)
The address for Valley Economic Development Center, Inc. is 5121 Van Nuys Boulevard, 3rd Floor, Van Nuys, CA 91403.

(8)
Includes 98 allocated shares under the Employee Stock Ownership Plan ("ESOP"), and 60,000 shares subject to options granted under the Company's 2008 Long Term Incentive Plan (the "LTIP"), which options are all currently exercisable as of September 30, 2013.

(9)
Includes 17,912 allocated shares under the ESOP.

(10)
Includes 3,125 shares subject to options granted under the LTIP, which options are all currently exercisable as of September 30, 2013.

(11)
Includes 25,391 shares held jointly with spouse with whom voting and investment power are shared.

(12)
Includes 35,125 shares held jointly with spouse with whom voting and investment power are shared.

(13)
Includes 25,341 held jointly with spouse with whom voting and investment power are shared.

(14)
Includes 28,954 shares held jointly with spouse with whom voting and investment power are shared.

(15)
Includes 52,500 shares held jointly with spouse with whom voting and investment power are shared.

(16)
Includes 950 allocated shares under the ESOP and 12,000 shares subject to options granted under the LTIP, which options are all currently exercisable as of September 30, 2013.

(17)
Includes 330 allocated shares under the ESOP and 32,000 shares subject to options granted under the LTIP, which options are all currently exercisable as of September 30, 2013.

Change in Control

        On August 22, 2013, the Company exchanged shares of Common Stock Equivalents for all of the Company's formerly outstanding series of preferred stock, including Common Stock Equivalents with an agreed upon value of $10.146 million for the Series D and Series E Fixed Rate Cumulative Perpetual Preferred Stock and associated accumulated dividends thereon held by the Treasury Department. As a result of the exchange, the Treasury Department holds Common Stock Equivalents constituting 52.18% of the voting power of the Company's outstanding stock having general voting rights. The Treasury Department agreed in connection with the exchange that it would vote its shares of Company stock, including both Common Stock Equivalents and Common Stock it subsequently acquires on conversion of the Common Stock Equivalents, in the same proportions (for, against or abstain) as all other holders of Common Stock on all matters on which holders of the Common Stock are entitled to vote, except with respect to certain Designated Matters. The Designated Matters are: (i) election and removal of directors, (ii) approval of any business combination, (iii) approval of a sale of all or substantially all of the assets or property of the Company, (iv) approval of a dissolution of the Company, (v) approval of any issuance of any securities of the Company on which holders of Common Stock are entitled to vote, (vi) approval of any amendment to the Company's Certificate of

Incorporation or bylaws on which holders of Common Stock are entitled to vote, which will include the amendments that will be presented as Proposal 4 and Proposal 5 at the Annual Meeting, and (vii) approval of any other matters reasonably incidental to the foregoing as determined by the Treasury Department. The Treasury Department also agreed to attend all meetings of the Company's stockholders, in person or by proxy, for purposes of obtaining a quorum. In order to effectuate the foregoing agreements by the Treasury Department, the Treasury Department also granted a proxy appointing the Chief Executive Officer and the Chief Financial Officer of the Company as attorneys-in-fact and proxies for the Treasury Department and its controlled affiliates, with full power of substitution, to vote, express consent or dissent or otherwise utilize such voting power in the manner and on the terms provided in the Treasury Exchange Agreement. Additional information regarding the exchange is provided in the discussion of Proposal 4 under the caption "Treasury Exchange Agreement."

PROPOSAL 1. ELECTION OF DIRECTORS

        The Company's Certificate of Incorporation provides that the Board shall be divided into three classes, with the term of one class of directors to expire each year. Three directors are to be elected at the Annual Meeting.

Information Concerning Nominees and Directors

        The following table sets forth the names and information regarding the persons who are currently members of the Board, including those nominated by the Board for election at the Annual Meeting. If elected, Robert C. Davidson Jr. and Javier León will each serve for a term of three years and until their respective successors are elected and qualified. Each has consented to be named in this Proxy Statement and has indicated his intention to serve if elected. If any of the nominees becomes unable to serve as a director for any reason, the shares represented by the proxies solicited hereby may be voted for a replacement nominee selected by the Board.

Name	Age at September 30, 2013	Director Since	Term Expires	Positions Currently Held with the Company and the Bank
NOMINEES:
Robert C. Davidson, Jr.	67	2003	2013	Director
Javier León	48	2007	2013	Director
CONTINUING DIRECTORS:
A. Odell Maddox	67	1986	2014	Director
Daniel A. Medina	55	1997	2014	Director
Virgil Roberts	66	2002	2014	Director and Chairman
Wayne-Kent A. Bradshaw	66	2012	2015	President, CEO and Director
Kellogg Chan	74	1993	2015	Director
Paul C. Hudson	65	1985	2015	Director

The Board of Directors unanimously recommends
that you vote for the above nominees.

        The following is a brief description of the business experience of the nominees and continuing directors for at least the past five years and their respective directorships, if any, with other public companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). Also set forth below for each director and nominee is a description of the specific experience, qualifications, attributes or skills that led to the Board's conclusion that such person should serve as a director of the Company.

Nominees

        Robert C. Davidson, Jr. is the retired Chairman and CEO of Surface Protection Industries, a paint and specialty coatings manufacturing company he founded in 1978, which became one of the top African American-owned manufacturing companies in California. Previously, he co-founded and served as Vice President of Urban National Corporation, a private venture capital corporation that was focused specifically on investing in minority-controlled businesses. Mr. Davidson currently serves on the boards of Morehouse College (Chairman), Art Center College of Design (Chairman), Jacobs Engineering Group, Inc. (a publicly traded professional service company), Cedars-Sinai Medical Center and the University Of Chicago Graduate School Of Business Advisory Council.

        Mr. Davidson has extensive entrepreneurial experience in developing and managing small and medium sized businesses. He has hands-on experience in marketing and sales, human resources and strategic planning and implementation. He has a long history with and extensive knowledge of the Company and of the markets and communities in which the Company operates.

        Javier León is the Managing Director of Andell Sports Group, which oversees the sports and related assets of Andell Holdings and has served in that capacity since 2008. Mr. Leon oversees the business and operations of the Chicago Fire, a professional soccer team, on behalf of its owner. He is involved in strategic planning and marketing, as well as the development, of Hispanic community and public relations strategies and programs. Prior to joining Andell Sports Group, Mr. Leon served as the Chief Executive Officer of Chivas USA Enterprises in Los Angeles from 2004 to 2007. Mr. León was a managing director in investment banking for Merrill Lynch, Deutsche Bank and ING-Barings from 1992 to 2004. He received a bachelor's degree from Claremont McKenna College and a Masters of International Management from the University of California at San Diego.

        Mr. Leon has extensive experience in managing, planning for and operating businesses. He has expertise in developing, reviewing and maintaining systems of internal controls and in financial reporting and analysis. He also has experience in the capital markets and in the areas of strategic planning and marketing, including marketing to Hispanic communities.

Continuing Directors

        A. Odell Maddox is Manager of Maddox Co., a real estate property management and sales company, and has served in that capacity since 1986. Mr. Maddox has worked in property management, real estate brokerage and investment businesses for over 36 years.

        Mr. Maddox has extensive experience in real estate in Los Angeles, as well as significant experience in real estate lending and loan workouts. He has extensive entrepreneurial experience developing and managing small and medium-sized businesses. Mr. Maddox has a long history with and knowledge of the Company and the communities and markets in which the Company operates.

        Daniel A. Medina began working for Needham & Company, LLC, a New York based investment bank in October 2009. Prior to working for Needham & Company, LLC, Mr. Medina was Managing Director of Capital Knowledge, LLC, a consulting firm that provided financial advisory services. He had been with Capital Knowledge, LLC and its predecessor since April 1, 2000.

        Mr. Medina has extensive experience in analyzing and valuing financial institutions and assessing their strengths and weaknesses. He also has extensive knowledge of the capital markets and mergers and acquisitions, specifically within the financial services industry.

        Virgil Roberts has been Managing Partner of Bobbitt & Roberts, a law firm representing clients in the entertainment industry, since 1996. He currently serves on the Board of Directors of Community Build, Inc., Claremont Graduate School, Families in Schools, the Alliance for College Ready Public Schools, Southern California Public Radio and the James Irvine Foundation.

        Mr. Roberts is the Chairman of the Board of Directors of the Company and the Bank. Mr. Roberts' qualifications to serve on the Board include his extensive legal and business experience and community leadership. Mr. Roberts serves on a number of local community boards and provides leadership to local community groups. Mr. Roberts serves as the Lead Director and Chair of the Company's Nominating Committee. Mr. Roberts brings leadership, management and regulatory experience to the Board.

        Wayne-Kent A. Bradshaw is the President and Chief Executive Officer of the Company and the Bank. He joined the Company in February of 2009 as the President and Chief Operating Officer. Mr. Bradshaw was elected to serve as a director of both the Company and the Bank in September 2012. Mr. Bradshaw was the Regional President for Community and External Affairs of Washington Mutual Bank from 2003 to 2009. He was President and Chief Executive Officer of the

Los Angeles-based Family Savings Bank from 1989 until 2002 and Chief Deputy Superintendent for the State Banking Department from 1981 to 1983. Mr. Bradshaw has served on many community and educational boards. He currently serves on the Board of California State University Northridge, Northridge Hospital Medical Center and California Community Reinvestment Corporation.

        Mr. Bradshaw has over 43 years of experience in financial management and banking. Mr. Bradshaw has the proven ability to plan and implement programs which optimize opportunities to accelerate profitable growth in highly competitive environments. He has extensive experience in community banking, commercial banking and as a bank regulator.

        Kellogg Chan served as the Chairman and Chief Executive Officer of Universal Bank, f.s.b from 1994 to 1995 and President and Chief Executive Officer of East-West Bank from 1976 to 1992. Mr. Chan is retired and has been a member of the Board since 1993.

        Mr. Chan has extensive experience in the thrift industry through a wide variety of economic and interest rate cycles. He has served in executive management positions in thrift institutions and has experienced a diversity of corporate cultures. His extensive executive management experience includes strategic planning and implementation, and the development, implementation and evaluation of internal control structures, particularly in the thrift industry.

        Paul C. Hudson is past Chairman of the Board of Directors of the Company and the Bank. Mr. Hudson joined the Bank in 1981, was elected to the Board in 1985 and has served in various positions at the Bank and Company. Mr. Hudson currently serves on several nonprofit boards, including the Center for Social Inclusion, African American Board Leadership Institute and the Tuskegee Airmen Scholarship Foundation.

        Mr. Hudson has over 30 years of executive management experience with the Company and the Bank. He is responsible for developing the Company from a relatively small mutual thrift institution into one of the largest publicly traded African American thrift institutions in the United States. He has extensive knowledge of the history of the Bank and the markets in which it operates.

Director Independence

        We have adopted standards for director independence pursuant to the Nasdaq Stock Market listing standards. The Board has considered relationships, transactions and/or arrangements with each of its directors and has determined that all seven of the Company's non-employee directors are "independent" under applicable Nasdaq Stock Market listing standards and Securities and Exchange Commission ("SEC") rules.

Board Leadership Structure

        The position of Chairman of the Board is held by Mr. Roberts, who is an independent director. As the Chairman of the Board, Mr. Roberts provides leadership to the Board and works with the Board and executive management to define the Board's structure and coordinate its activities in the fulfillment of its responsibilities. In addition, he presides over periodic executive sessions of the Board, coordinates the agenda for meetings, serves as a liaison between the independent directors and management, and makes periodic reports to the Board regarding the actions and recommendations of the independent directors.

        Mr. Bradshaw serves as President and Chief Executive Officer. As such, he has general charge, supervision and management of the business affairs of the Company, and is responsible for assuring that policy decisions of the Board are implemented as adopted. He, in conjunction with the Board, is responsible for the development and implementation of the Company's strategic plans.

        The Board intends to continue to separate the Chairman and Chief Executive Officer positions. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. In addition, this structure will allow Mr. Bradshaw to focus his attention on guiding the Company through the current difficult regulatory and economic environment, while a separate Chairman can devote full attention to Board leadership functions.

Risk Oversight

        The Board's role in the Company's risk management process includes reviewing regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. The Board reviews these reports to enable it to understand and assess the Company's risk identification, risk management and risk mitigation strategies. While the Board has the ultimate oversight responsibility for the risk management process, various committees of both management and the Board also have responsibility for risk management. In accordance with our audit committee charter, the Audit Committee assists the Board in its oversight of the Company's risk assessment and risk management policies as well as the procedures and the safety and soundness of the Company. The Loan Committee evaluates and manages credit risk and concentration risk, while the Internal Asset Review Committee reviews loan classifications and loss risk in the Bank's loan portfolio. In addition, the Asset and Liability Committee manages investment, interest rate, and financial risk exposure, the Compensation/Benefits Committee oversees the management of risks relating to our executive and non-executive compensation plans and arrangements and the Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee oversees certain risks and the management of such risks, the entire Board is regularly informed of such risks through committee and management reports.

Identifying and Evaluating Nominees for Director

        The Company's Nominating Committee is charged with the responsibilities of identifying and recommending candidates to the Board for election as directors. The committee considers candidates suggested by its members, other directors and stockholders in anticipation of upcoming director elections and other potential or expected Board vacancies. The committee will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Company's Bylaws. See "Stockholder Proposals for Presentation at the Annual Meeting" for additional information regarding stockholder nominations of director candidates.

        All director candidates, including those nominated by stockholders, are evaluated on the same basis. In determining the needs of the Board and the Company, the Nominating Committee considers the qualifications of current directors and consults with other members of the Board, the CEO and, where appropriate, external advisors. Generally the committee believes that all directors should exemplify the highest standards of personal and professional integrity, have broad experience in positions with a high degree of responsibility and the ability to commit adequate time and effort to serve as a director. Director candidates who are not current directors are interviewed by members of the committee and the CEO and the results of those interviews are considered by the committee and the Board in their deliberations.

        Neither the Nominating Committee nor the Board has a formal policy on the consideration of diversity in identifying director candidates, although both may consider diversity when identifying and evaluating candidates. The Board may require a candidate to be sufficiently diverse from the other Board members, in ethnicity, gender, educational, professional and/or managerial backgrounds and experience, to provide a range of perspectives and interests among the members of the Board.

 Committees and Meetings of the Board

        The Company has five Board committees: the Executive Committee, Audit Committee, Compensation/Benefits Committee, Special Capital Task Force Committee and Nominating Committee. The Board of Directors of the Bank has six committees: the Executive Committee, Audit/CRA/Compliance Committee, Compensation/Benefits Committee, Loan Committee, Internal Asset Review Committee and Nominating Committee.

Company Committees

        The Executive Committee consists of Messrs. Roberts (Chairman), Chan, Medina and Bradshaw. This committee, together with the corresponding committee of the Bank's Board of Directors, serves as an interim decision-making body that functions between Board meetings, if required, to assist the CEO by providing input on critical issues and ensuring appropriate Board involvement in the strategic planning process. The Executive Committee did not hold a meeting in 2012, since the responsibilities were managed at the Board level.

        The Audit Committee consists of Messrs Maddox (Chairman), Chan and Medina. The Audit Committee, together with the corresponding committee of the Bank's Board of Directors, is responsible for oversight of the internal audit function of the Company, assessment of accounting and internal control policies and monitoring of regulatory compliance. This committee is also responsible for the engagement and oversight of the Company's independent auditors. The Audit Committee held sixteen meetings during 2012. The Audit Committee has a written charter, which is included as Appendix A to this Proxy Statement. The members of the Audit Committee are independent directors as defined under the Nasdaq Stock Market listing standards.

        The Compensation/Benefits Committee consists of Messrs Davidson (Chairman), León and Roberts. This committee, together with the corresponding committee of the Bank's Board of Directors, is responsible for the oversight of salary and wage administration and various employee benefits policies and incentive compensation matters at the Company level. The Compensation/Benefits Committee has a written charter, which is included as Appendix B to this Proxy Statement. The Compensation/Benefits Committee held five meetings during 2012.

        The Special Capital Task Force Committee consists of Messrs. Chan (Chairman), León, Medina and Roberts. This committee is responsible for overseeing the development of capital raising strategies, compliance with the U.S. Department of the Treasury's Troubled Asset Relief Program ('TARP"), repayment of the Treasury Department's TARP investment in the Company, evaluations of merger and acquisition opportunities, joint ventures and private equity partnerships at the Company level. The Committee did not hold a meeting in 2012, since its responsibilities were managed by the full Board.

        The Nominating Committee consists of Messrs. Roberts (Chairman), Davidson and Medina. This committee is responsible for the review of the qualifications of persons being considered for election, including existing directors, and for recommending candidates for nominations to the Board. The Nominating Committee held five meetings in 2012. Nominees for the 2013 Annual Meeting were recommended by the Nominating Committee and approved by the Board. There were no nominations by stockholders. The Nominating Committee's duties and responsibilities and the qualifications for director nominees are described in the Nominating Committee Charter, which is included as Appendix C to this Proxy Statement. The members of the Nominating Committee are independent directors as defined under the Nasdaq Stock Market listing standards.

Bank Committees

        The Executive Committee consists of Messrs. Roberts (Chairman), Chan, Medina and Bradshaw. This committee serves as an interim decision-making body that functions between Board meetings, if required, and assists the CEO by providing input on critical issues and ensuring appropriate Board involvement in the strategic planning process. The Executive Committee did not hold a meeting in 2012.

        The Audit/CRA/Compliance Committee consists of Messrs. Maddox (Chairman), Chan and Medina. The Audit/CRA/Compliance Committee is responsible for oversight of the internal audit function, assessment of accounting and internal control policies and monitoring Community Reinvestment Act/regulatory compliance. This committee is also responsible for the engagement and oversight of the Bank's independent auditors. The Audit/CRA/Compliance Committee held sixteen meetings during 2012.

        The Compensation/Benefits Committee consists of Messrs Davidson (Chairman), León and Roberts. This committee is responsible for the oversight of salary and wage administration and various employee benefits policies and incentive compensation matters, as well as the appraisal of the CEO's performance, determination of his salary and making recommendations regarding such matters for approval by the Board. The committee held five meetings during 2012.

        The Internal Asset Review Committee consists of Messrs Medina (Chairman) and Davidson. This committee is responsible for the review and approval of asset classifications and for monitoring delinquent loans and foreclosed real estate. In addition, the Internal Asset Review Committee reviews the adequacy of the Bank's allowance for loan losses. This committee held eleven meetings during 2012.

        The Loan Committee consists of Messrs. Chan (Chairman), Maddox, Roberts, Bradshaw and Bellefeuille, who is not a Board member but serves as the Bank's Chief Loan Officer. The Loan Committee is responsible for developing the lending policies of the Bank, monitoring the loan portfolio and compliance with established policies and approving specific loans in accordance with the Bank's loan policy. The committee held seventeen meetings during 2012.

        The Nominating Committee consists of Messrs. Roberts (Chairman), Davidson and Medina. This committee is responsible for the review of the qualifications of persons being considered for election, including existing directors, and for nominating candidates for election to the board of directors of the Bank. The Nominating Committee held five meetings during 2012. Nominees for the 2013 Annual Meeting were recommended by the Nominating Committee and approved by the Board. There were no nominations by stockholders of the Company.

Board Meetings

        The Boards of Directors of the Bank and the Company each held eleven regular meetings during 2012. The Company's Board of Directors held eight special meetings in 2012 and the Bank's Board of Directors held six special meetings in 2012. All directors attended at least 75% of all meetings held during 2012 by the Board and the committees of the Board on which they served.

Director Attendance at Annual Meetings

        The Company encourages all members of the Board to attend the annual meeting of stockholders. Four of the seven outside directors of the Company attended the 2012 Annual Meeting of Stockholders.

Communications with the Board

        The Board has an established process for stockholder communications with the Board. Stockholders may send communications to the Board or any individual director by mail addressed to: Board of Directors, Broadway Federal Bank, 5055 Wilshire Boulevard, Suite 500, Los Angeles, California 90036. Communications addressed to the Board are reviewed by the Secretary and directed to the Chairman of the Board for further review and distribution to all members of the Board. Communications addressed to individual directors are forwarded directly to the office of the named director.

AUDIT COMMITTEE REPORT

        The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, as well as the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America, including Statement of Accounting Standards ("SAS") 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services provided by the auditor with the auditors' independence.

        The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2012 on April 1, 2013. The Committee has also recommended to the Board the selection of the Company's independent registered public accounting firm.

Audit Committee Mr. A. Odell Maddox, Chairman Mr. Kellogg Chan Mr. Daniel A. Medina

 EXECUTIVE OFFICERS

        The following table sets forth information with respect to current executive officers of the Company and the Bank who are not directors. Officers of the Company and the Bank serve at the discretion of, and are elected annually, by the respective Boards of Directors.

Name	Age(1)	Principal Occupation during the Past Five Years
Brenda Battey	56	Senior Vice President / Chief Financial Officer of the Company since June 2013 and the Bank since April 2013. Senior Vice President / Senior Controller at Bank of Manhattan from September 2011 to June 2012. Senior Vice President / Controller at Community Bank from February 2010 to September 2010. Senior Vice President / Controller of First Federal Bank of California from 1997 to 2009.
Norman Bellefeuille	60	Senior Vice President / Chief Loan Officer of the Company since July 2012. Lending Division Manager at Luther Burbank Savings from 2005 to July 2012.

(1)
As of September 30, 2013

 EXECUTIVE COMPENSATION

Compensation Tables

        The Summary Compensation Table includes information concerning the compensation paid to or earned by each of the persons listed who were executive officers of the Company with respect to the years indicated. These persons are referred to in this Proxy Statement as Named Executive Officers or NEOs.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Nonqualified Deferred Compensation Earnings(2)	All Other Compensation(3)	Total ($)
Wayne-Kent A. Bradshaw(4)	2012	$272,292	—	$47,045	$319,337
Chief Executive Officer	2011	$210,000	—	$36,587	$246,587
	2010	$210,000	—	$33,725	$243,725
Paul C. Hudson(4)	2012	$204,375	$157,455	$32,332	$394,162
Former Chief Executive Officer	2011	$330,000	$150,505	$39,586	$520,091
	2010	$300,000	$141,761	$37,633	$479,394
Samuel Sarpong(5)	2012	$172,601	—	$22,039	$194,640
Former Chief Financial Officer	2011	$172,601	—	$21,783	$194,384
	2010	$172,601	—	$21,457	$194,058
Norman Bellefeuille(6)	2012	$93,125	—	$12,347	$105,472
Chief Loan Officer
Wilbur McKesson(7)	2012	$135,992	—	$26,158	$162,150
Former Chief Loan Officer	2011	$165,191	—	$31,400	$196,591
	2010	$165,191	—	$25,866	$191,057

(1)
Includes amounts deferred and contributed to the 401(k) Plan by the named executive officer.

(2)
The Bank has a Salary Continuation Agreement with Mr. Hudson. The amount listed reflects the change in the actuarial present value of the accumulated benefits under this agreement. The income from a bank owned life insurance policy reduces the expense related to the Salary Continuation Agreement. The present value of the accumulated benefit under this agreement, which is determined using a discount rate of 6%, is reflected in our Consolidated Financial Statements as of December 31, 2012.

(3)
Includes amounts paid by the Company to the 401(k) account of the named executive officer, and estimated allocations under our Employee Stock Ownership Plan. Also includes perquisites and other benefits consisting of automobile and phone allowances, and premiums paid for medical, dental and group term life insurance policies.

(4)
Effective February 2012, Mr. Wayne-Kent A. Bradshaw was appointed Chief Executive Officer and Mr. Paul C. Hudson continued to serve as Chairman of the Board until September 2012.

(5)
Mr. Sarpong's employment was terminated effective January 31, 2013.

(6)
Mr. Norman Bellefeuille commenced his employment as the Bank's Chief Loan Officer in July 2012.

(7)
Effective July 2012, Mr. McKesson became Chief Loan Production Lead and Mr. Norman Bellefeuille was appointed Chief Loan Officer. Mr. McKesson resigned on December 31, 2012.

        The following table sets forth information concerning outstanding equity awards held by each named executive officer as of December 31, 2012.

Outstanding Equity Awards at December 31, 2012

	Option Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)(1)	Number of Securities Underlying Unexercised Options (Unexercisable)(2)	Option Exercise Price(3)	Option Expiration Date(4)
Wayne K. Bradshaw	45,000	30,000	$4.98	03/18/19
Samuel Sarpong	10,000	—	$13.11	04/21/14
	15,000	—	$10.25	05/24/16
	12,000	3,000	$5.95	10/22/18
Wilbur McKesson	32,000	8,000	$5.95	10/22/18

(1)
The stock options shown are immediately exercisable.

(2)
The stock options vest in equal annual installments on each anniversary date over a period of five years commencing on the date of the grant.

(3)
Based upon the fair market value of a share of Common Stock on the date of grant.

(4)
The stock options shown are exercisable for a period of ten years from the date of grant.

Salary Continuation

        Under the 2006 Salary Continuation Agreement, upon termination of employment after Mr. Paul Hudson reaches age 65, he will receive an annual benefit of $100 thousand, divided into 12 equal monthly payments, for 15 years. The normal retirement age is defined as age 65. The agreement includes provisions for early termination, disability, termination for cause, death and change in control. No payments are permitted to be made pursuant to this agreement during the period the Company is subject to the limits on executive compensation that apply to companies who issued preferred stock to the Treasury under the TARP. The Company will remain subject to such restrictions until the Treasury has sold or otherwise transferred to third parties all of the Common Stock Equivalents issued to it in the Recapitalization described in this Proxy Statement, and all Common Stock issued on conversion thereof.

 DIRECTOR COMPENSATION

        Each director is paid an annual retainer fee of $6,000, an additional annual retainer fee of $3,000 for a director who is chairman of a committee of the Board and board meeting fees of $1,000 per meeting. The following table summarizes the compensation paid to non-employee directors for the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash(1)	All Other Compensation(2)	Total
Kellogg Chan	$23,000	—	$23,000
Robert C. Davidson	$23,000	$15,554	$38,554
Javier León	$18,000	—	$18,000
A. Odell Maddox	$23,000	—	$23,000
Daniel Medina	$23,000	—	$23,000
Virgil Roberts	$23,000	—	$23,000

(1)
Includes payments of annual retainer fees, fees paid to chairmen of Board committees, and meeting attendance fees.

(2)
Includes premiums paid for medical, dental and group term life insurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company's current loan policy provides that all loans made by the Company or its subsidiaries to its directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of collectability or present other unfavorable features.

        On September 30, 1999, the Bank made a loan of $550 thousand to Maddox & Stabler LLC. Mr. A. Odell Maddox is a director of the Company and the Bank. The loan was secured by a 24-unit multi-family property located in Los Angeles, California. The terms of the 30-year loan include an initial interest rate of 8% fixed for the first five years and a variable rate thereafter equal to 2.50% over the one-year Treasury Bill rate. All payments on the loan were made as agreed and the loan was repaid in full in December 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to report to the SEC their initial ownership of shares of the Company's common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and any late filings or failures to file are to be disclosed in this Proxy Statement. Officers, directors and greater than 10% stockholders are required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a) of the Exchange Act.

        Based solely on our review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% stockholders were timely met.

 PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board has appointed Crowe Horwath LLP ("Crowe Horwath") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. This appointment is being submitted to the stockholders for their consideration and ratification. If the appointment of Crowe Horwath is not ratified by the stockholders, the Audit Committee will consider the stockholders' vote in deciding whether to reappoint Crowe Horwath as independent registered public accounting firm in the future.

        It is anticipated that representatives of Crowe Horwath will be present at the Annual Meeting. The Crowe Horwath representatives will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from the stockholders. Crowe Horwath performed the independent audit of the Company's financial statements for the fiscal years ended December 31, 2012 and 2011.

The Board of Directors unanimously recommends that you vote "FOR"
the proposal to ratify the appointment of Crowe Horwath LLP
as the Company's independent registered public accounting firm.

 Principal Accountant Fees and Services

        The Audit Committee approves each engagement before the Company's independent accountants are engaged to render non-audit services for the Company or the Bank. The Audit Committee also preapproved all of the audit and audit-related services provided by Crowe Horwath LLP for the year ended December 31, 2012 and 2011. The following table sets forth the aggregate fees billed to us by Crowe Horwath LLP for the years indicated.

	2012	2011
	(In thousands)
Audit fees(1)	$186	$268
Audit-related fees(2)	—	12

Total fees	$186	$280

(1)
Aggregate fees billed for professional services rendered for the audit of the Company's consolidated annual financial statements included in the Company's Annual Report on Form 10-K and for the reviews of the Company's consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q.

(2)
Consultation fees billed for professional services rendered for the 2011 Independent Accountant's Report on Management's Assertion About Compliance with Minimum Servicing Standards (USAP).

 PROPOSAL 3. NON-BINDING STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

        The Company issued two series of preferred stock to the U.S. Department of the Treasury (the "Treasury Department") pursuant to the Capital Purchase Program component of the Treasury Department's Troubled Asset Relief Program, or TARP. The American Recovery and Reinvestment Act of 2009, which was signed into law on February 17, 2009, imposes a number of requirements for participants in the TARP Capital Purchase Program. These requirements will remain applicable to the Company until the Treasury has sold or otherwise transferred to third parties all of its holdings of capital stock of the Company. One of the requirements is that at each annual meeting of stockholders during the period in which any TARP obligation (which term includes the preferred stock that the Company issued to the Treasury Department) remains outstanding, TARP recipients must include a separate nonbinding "say on pay" stockholder vote on the compensation of their executive officers among the matters to be considered and voted upon at each annual meeting of stockholders.

        This proposal gives you, as a stockholder, the opportunity to vote for or against the following resolution:

        "RESOLVED, that the stockholders of Broadway Financial Corporation approve the compensation of executive officers as described in the executive compensation tables and the related disclosure contained in the Proxy Statement."

        Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board or the Company's Compensation/Benefits Committee. However, the Compensation/Benefits Committee may, in its sole discretion, take into account the outcome of the stockholders' vote when considering future executive compensation arrangements.

        We believe that our compensation policies and procedures are aligned with the long-term interests of our stockholders and that our commitment to responsible compensation practices justifies a vote by stockholders FOR the resolution approving the compensation of our executive officers as disclosed in this Proxy Statement.

The Board of Directors unanimously recommends that you vote "FOR"
the proposal to approve the Company's compensation of executive officers.

PROPOSAL 4. AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

        On October 30, 2013, the Board of Directors of the Company approved an amendment to Article FOURTH of the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue to 50,000,000 shares. The Company currently has authority under its Certificate of Incorporation to issue 8,000,000 shares of Common Stock, par value $0.01 per share, of which 6,145,451 shares were issued and outstanding as of September 30, 2013.

        The Board is hereby submitting this proposal to stockholders seeking their approval of the amendment and recommends that it be adopted by the Company's stockholders at the Annual Meeting. To become effective, this amendment must be approved by the holders of a majority of the issued and outstanding shares of the Company's Common Stock, voting separately as one class, and by a majority of the outstanding shares of Common Stock and Common Stock Equivalents voting together as a single class.

        The full text of Article FOURTH as it would be amended pursuant to this proposal and Proposal 5 is set forth in Appendix D to this Proxy Statement.

        As discussed in greater detail below, the Board has determined that this amendment is advisable because the Board believes the proposed increase in the Company's authorized Common Stock is essential for putting the Company on a sound financial footing and positioning the Company for future profitability and growth. In the immediate term, it will result in completion of the Company's Recapitalization, as described below, by triggering the automatic conversion of all of the Company's currently outstanding Common Stock Equivalents, which is a series of mandatorily convertible preferred stock, into 13,299,000 shares of Common Stock, thereby substantially increasing the Company's equity attributable to common stock and simplifying the Company's capital structure. The additional shares of Common Stock that would be authorized will also be available for other corporate purposes, including raising additional capital, completing possible future business combinations and granting stock-based incentive compensation awards for key employees.

The Board of Directors unanimously recommends that you vote "FOR"
the proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue.

Effects of the Adoption of the Amendment

        If the stockholders adopt the amendment, then immediately prior to the close of business on the fifth business day following the date of such adoption all of the Common Stock Equivalents will automatically convert into shares of our Common Stock at a conversion rate of 1,000 shares of Common Stock for each share of Common Stock Equivalents. This will result in an immediate and corresponding increase in the Company's common equity and greatly simplify the Company's capital structure. We expect that these effects will make the Company' Common Stock more attractive to prospective investors and thereby assist the Company's efforts to raise additional capital. We intend to raise additional capital through the sale of Common Stock to meet the working capital requirements of the parent company, increase the capital of both the parent company and the Bank, and maintain compliance with the Bank's regulatory capital requirements and expected future regulatory capital requirements for the parent company.

        Stockholder adoption of the Amendment will have the following additional effects:

        Eliminate Dividend, Liquidation and Other Rights of Holders of Common Stock Equivalents.    The conversion of the Common Stock Equivalents will eliminate the dividend and liquidation preferences over the Common Stock, and also eliminate the separate class voting rights, of the Common Stock

Equivalents. While the Company currently does not have any plans to pay dividends and its ability to do so is restricted due to recent losses and the cease and desist order issued to it by the Federal Reserve Board, eliminating the dividend rights of the Common Stock Equivalents will enhance the ability of the Company to pay dividends on the Common Stock in the future.

        Eliminate Restrictions on Share Repurchases.    The restrictions on our ability to repurchase or redeem shares of our Common Stock or other stock that currently exist under the terms of the Common Stock Equivalents will be eliminated. The Board has no current plans regarding any such repurchases or redemptions.

        Dilution.    We will issue, through the automatic conversion of the Common Stock Equivalents, an aggregate of 13,299,000 shares of Common Stock. This will result in an increase of $13.30 million in the Company's common equity. The existing owners of the Company's Common Stock will thereafter own a much smaller percentage of our outstanding Common Stock. This will not, however, affect their percentage ownership of our outstanding voting stock because the holders of the Common Stock Equivalents are currently entitled to vote on an as converted basis with the Common Stock as a single class on all matters on which the Common Stock is entitled to vote, in addition to having certain separate class voting rights. The issuance of the shares of Common Stock on conversion of the Common Stock Equivalents will also not decrease the Company's fully diluted earnings per share as calculated for financial reporting purposes because the dilutive effect of such shares has been required to be taken into account under generally accepted accounting principles since the date that the Common Stock Equivalents were issued in connection with the Recapitalization.

Effects of Failure to Adopt the Amendment

        If the amendment is not adopted by the stockholders at the Annual Meeting, or any postponement or adjournment thereof, the Common Stock Equivalents will remain outstanding, which will have the following effects:

        Dividend Rights and Preference.    In addition to their rights to participate in any dividends that may be declared on the Common Stock prior to February 14, 2014 (and in certain circumstances thereafter), the holders of Common Stock Equivalents will continue to be entitled to receive dividends, when, as and if declared by the Board, in preference and priority to dividends on the Common Stock. Such dividends, if and to the extent declared by the Board, would be at rates commencing at an annual dividend rate of 9% from and including February 14, 2014 and increasing, in quarterly increments of 2% per annum, to 19% from and including May 15, 2015 and continuing thereafter as long as the Common Stock Equivalents remain outstanding. Also, no dividends may be declared or paid on the Common Stock, and no Common Stock may be repurchased by the Company, if all accrued dividends on the Common Stock Equivalents are not concurrently declared and paid. As a result, if the Board wished to pay dividends at some point in the future, assuming that it had the financial capacity to do so and that the regulatory restrictions were removed, then the Board would have to pay the vast majority, or all, of any amount allocated for dividends to the holders of the Common Stock Equivalents rather than the holders of the Common Stock. Dividends on the Common Stock Equivalents would only be payable if declared by the Board and are not cumulative, which means that holders of the Common Stock Equivalents would not be entitled to receive payment of any amounts in the future, whether on dissolution and liquidation of the Company or otherwise, to make up for dividends not declared. However, if full preferred dividends have not been declared and paid on the Common Stock Equivalents for six quarterly Dividend Periods after February 14, 2014, whether or not consecutive, the Company's authorized number of directors will be increased by two and the holders of the Common Stock Equivalents will have the right, voting together with the holders of any other then outstanding Voting Parity Stock as a single class, to elect two directors to fill the newly created director positions. The holders of the Common Stock Equivalents and any such Voting Parity Stock would continue to have the right to elect two directors to fill such director positions until all accrued and unpaid dividends on the Common Stock Equivalents have been paid in full. The term Voting Parity Stock is defined for this purpose to mean all other classes or series of stock of the Company the terms of which do not expressly state that such stock ranks senior or junior to the Common Stock Equivalents and which have similar rights to elect directors on passage of dividends.

        Liquidation Preference.    The holders of the Common Stock Equivalents would continue to have the preferential right to receive distributions of the Company's net assets remaining, if any, after payment or provision for payment of all creditors' claims in the event of dissolution and liquidation of the Company before any liquidating distributions may be made on the Common Stock. The amount of such liquidation preference for the Common Stock Equivalents would be $1,000 per share of Common Stock Equivalents, or a total of $13.30 million based on the 13,299 shares of Common Stock Equivalents currently outstanding.

        Voting Rights.    The holders of the Common Stock Equivalents will continue to have the right to vote, together with the holders of the Common Stock as a single class of voting stock, on all matters on which the holders of the Common Stock are entitled to vote, including without limitation, the election of directors. Based on the respective numbers of shares of Common Stock and Common Stock Equivalents outstanding at September 30, 2013, the holders of the Common Stock Equivalents hold 68.4% of the total voting rights of the Company's outstanding Voting Shares, with the Treasury Department holding 52.18% of such total voting rights. The holders of the Common Stock Equivalents will also continue to have separate class voting rights with respect to certain matters affecting the terms or rights, preferences or privileges of the Common Stock Equivalents, as well as the right to elect two directors in the event dividends are not declared and paid on the Common Stock Equivalents for six quarterly Dividend Periods commencing after February 14, 2014, whether or not consecutive.

        Impairment of Company's Ability to Raise Additional Capital.    The Board approved the issuance of the Common Stock Equivalents in connection with the Recapitalization because the Company did not have sufficient authorized but unissued Common Stock available to complete all of the transactions that comprised the Recapitalization, including the Preferred Stock Exchanges, Subscription Offering and loan transactions described below. The elimination of the Common Stock Equivalents that will occur through their automatic conversion to Common Stock on adoption of the proposed amendment by the Company's stockholders will complete the Recapitalization and ensure achievement of its principal objectives—simplifying the Company's capital structure, increasing its common equity and substantially reducing the cost of its parent-level senior securities. The Board believes that failure to adopt the amendment, and thereby convert the Common Stock Equivalents to Common Stock, will significantly impair the Company's ability to raise additional capital because prospective investors in the Company's Common Stock will likely be concerned about the continuing senior position and rights of the Common Stock Equivalents.

Background and Reasons for the Amendment

        Starting in 2009 the Company experienced elevated levels of loan delinquencies and non-performing assets, which have resulted in substantial operating losses. Due to these factors and an assessment of the Company's business and assets in the course of a regulatory examination of the Bank in March 2010, the Company and the Bank were designated by the Office of Thrift Supervision, which was then their primary federal regulator, as being "in troubled condition." The Company and the Bank subsequently agreed to the issuance of cease and desist orders to them by the Office of Thrift Supervision in September 2010. The cease and desist orders mandated improvements in enumerated aspects of the business operations of the Bank and the Company and placed financial and other limitations on the Bank and the Company, including prohibition of the payment of dividends by the Bank or the Company, or the incurrence of any new debt or payment on or renewal of existing debt by the Company, in each case without prior regulatory approval. The cease and desist orders also required that the Bank maintain ratios of Tier 1 capital to adjusted total assets and total capital to risk weighted assets of 8% and 12%, respectively, which exceed the normal requirements for such ratios of 4% and 8%, respectively. In addition, since the middle of 2010 the Company has been in default on a senior bank loan, which had an original principal amount of $5 million. Also, the Company has incurred other payment obligations that it has not been able to pay on a current basis, including amounts owed to the Bank under a tax sharing agreement and for reimbursement of operating expenses, as well as interest payments on $6 million of Floating Rate Junior Subordinated Debentures (which are suspended while the Company's senior debt is in default). Due to applicable regulatory restrictions, including the borrowing restrictions under the cease and desist orders, the Company has not been able to address these liquidity issues at the holding company through dividends or borrowings from the Bank or through renegotiation of the existing indebtedness.

        These conditions and the Company's operating losses have raised substantial doubt about the Company's ability to continue as a going concern. These and related matters, including the potential effects on the Company's financial statements and other financial information included in the Annual Report on Form 10-K for the year ended December 31, 2012, are discussed in "Item 1. Business," "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and in Notes 2 and 11 of the Notes to Consolidated Financial Statements included in "Item 8. Financial Statements and Supplemental Data" of such Annual Report. All of the financial statements and other financial information contained in such Annual Report, which accompanies this Proxy Statement, have been prepared on the basis that the Company will continue as a going concern. Each of the portions of the Annual Report listed above is incorporated herein by reference.

        To address the financial issues facing the Company, the Company's management and the Board initiated a concerted effort to raise capital for the Company commencing in May 2010. When that effort did not result in sufficient interest from prospective investors, the Board authorized management to explore the possibility of a business combination as a means of addressing the Company's financial problems. Over the course of almost two years, the Company's financial advisor approached approximately 175 investors, confirmed contact with approximately 140 of those investors (institutions, banks, individuals and foundations), sent executive summaries and presentations to approximately 90 potential investors, sent non-disclosure agreements to 33 potential investors, sent private placement memoranda to 29 potential investors, held meetings with over a dozen potential investors and invited approximately 20 parties to visit the Company's virtual data site. Directors and officers of the Company contacted and held discussions with more than 12 additional potential investors consisting of persons known to them in the markets served by the Bank or through other business and investment contacts. In addition, the Company and another financial advisor approached several candidates regarding potential business combinations. Many of the prospective investors and candidates for a potential business combination that management and its financial advisors approached stated that they would not consider an investment in or a business combination with the Company due to the amount of preferred stock and debt that had been issued by the Company at the parent company level. The investors were concerned that the aggregate amount of preferred stock, senior bank debt and subordinated debt of the Company could not be adequately supported by the Company's business operations or assets, and would represent a prior claim on the Company's net assets in the event of dissolution or liquidation of the Company that would not leave any material amount available for distribution to the holders of the Company's common equity. The candidates for a potential business combination expressed similar concerns, coupled with concerns regarding the Bank's problem assets and operating results and trends.

        Based on the expressed concerns of the potential investors, and with the advice and assistance of its financial advisor, management and the Board concluded that the first step in restoring the Company to a financially sound condition would require issuing new common stock in exchange for the Company's five then outstanding series of preferred stock, including accrued dividends thereon, and as much of the Company's debt as possible, in conjunction with raising as much new common equity through private sales of Common Stock as could reasonably be accomplished in the near term. These transactions, which are collectively referred to herein as the "Recapitalization," would then position the Company to conduct further sales of Common Stock over time to satisfy increasing regulatory capital requirements, accelerate a return to profitable operations, facilitate removal of the restrictions imposed by the cease and desist orders, increase liquidity for the Company's Common Stock, and support future growth. The amount of additional capital that the Company will seek over the near to intermediate term will depend on a variety of factors, including operating results and future regulatory capital requirements, but is currently expected to be in the range of $10 million or more.

Substantial Completion of Recapitalization Transactions

        The Company substantially completed the planned Recapitalization transactions on August 22, 2013, with stockholder adoption of the Certificate of Incorporation amendments proposed in this Proxy Statement (Proposals 4 and 5) being the sole remaining steps to fully complete the Recapitalization. On August 22, 2013, the Company exchanged Common Stock Equivalents having an aggregate agreed upon value of approximately $11.42 million for all of the Company's five formerly outstanding series of preferred stock and the associated accumulated but unpaid dividends the shares of the two series of such preferred stock held by the Treasury Department. The exchanges were completed at 50% of the aggregate liquidation preferences of the preferred stock, totaling $17.55 million, and 100% of the accumulated dividends of approximately $2.65 million. In addition, the Company raised approximately $4.24 million of new equity capital through the sale of Common Stock at a price of $1.00 per share to twelve institutional investors, including both new and current stockholders.

        Also as part of the Recapitalization, the Company exchanged Common Stock Equivalents having an agreed value of approximately $2.57 million for a portion of its bank debt, reducing the Company's senior bank debt from $5.0 million to approximately $2.43 million. The Company concurrently entered into a modified loan agreement for the remaining senior debt that provides for quarterly payments of interest only for the next 18 months, and equal monthly payments of principal and interest to final maturity in February 2019. In addition, the bank lender forgave the accrued but unpaid interest on the entire amount of the original loan, which will be reported as a pre-tax gain of approximately $1.75 million in the Company's third quarter.

        The combination of the Recapitalization transactions increased the book value of the Company's common equity by approximately $27.81 million, and increased the number of outstanding shares of the Company's Common Stock, as determined on a fully diluted basis, by approximately 18.23 million shares, which represents approximately 90.48% of the total number of pro forma outstanding shares of Common Stock (assuming conversion of the Common Stock Equivalents and Series G Non-Voting Preferred Stock as described in Proposals 4 and 5 in this Proxy Statement). The Recapitalization also increased the Company's pro forma book value to $1.31 per share of Common Stock as of June 30, 2013, as shown in this Proxy Statement under the caption "Pro Forma Financial Information."

        More detailed descriptions of the Recapitalization transactions and related agreements entered into by the Company are provided in the following paragraphs.

Treasury Exchange Agreement

        Implementation of the Company's Recapitalization began with negotiation of an Exchange Agreement, dated February 10, 2012, with the Treasury Department, which agreement was subsequently amended by Amendment No. 1 to Exchange Agreement, dated as of August 8, 2013. The Exchange Agreement as so amended is referred to herein as the "Treasury Exchange Agreement".

        In the Treasury Exchange Agreement, the Treasury Department agreed to exchange all of the 9,000 shares of the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series D and the 6,000

shares of the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series E, each having a liquidation amount of $1,000 per share, which the Company had issued to the Treasury under the Treasury Department's Troubled Asset Relief Program (collectively, the "TARP Preferred Stock"), including all accrued but unpaid dividends thereon, for shares of the Company's Common Stock. The Treasury Exchange Agreement further provided that the exchanges of the TARP Preferred Stock would be conducted on a discounted basis in which Common Stock having a value equal to 50% of the aggregate liquidation amount of the TARP Preferred Stock, plus 100% of the unpaid accrued dividends on the TARP Preferred Stock, would be issued in the exchange. The Treasury Exchange Agreement required as conditions to the Treasury Department's exchange of the TARP Preferred Stock that the Company concurrently complete one or more private placements of Common Stock (the "Subscription Offering") for the purpose of raising at least $5 million of new common equity capital, enter into exchange agreements with the holders of each of the Company's other outstanding series of preferred stock providing for the exchange by such holders of their shares of preferred stock on terms substantially similar to those provided in the Treasury Exchange Agreement and pay down a portion of the Company's senior bank debt through an exchange for Common Stock. The Common Stock was to be deemed for purposes of each of the contemplated exchange transactions to have a value equal to the per share price at which the Common Stock was sold in the Subscription Offering. The Treasury subsequently agreed in Amendment No. 1 to the Treasury Exchange Agreement to reduce the requirement for new capital from $5 million to $4.42 million, including $200 thousand raised from directors and officers in 2012.

        In recognition of the fact that the Company did not then have a sufficient number of shares of authorized Common Stock to complete the contemplated exchanges and stock sale transactions, the Treasury Department agreed to exchange its shares of TARP Preferred Stock for shares of a new series of preferred stock of the Company, designated as Series F Common Stock Equivalent (the "Common Stock Equivalents"). The Common Stock Equivalents will automatically convert into Common Stock, at a conversion ratio of 1,000 shares of Common Stock for each share of Common Stock Equivalents, upon approval of Proposal 4 to this Proxy Statement by the Company's stockholders, which will amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock. The Company is required under the Treasury Exchange Agreement and the Subscription Agreements described below to seek stockholder approval for this purpose. For purposes of the exchange of TARP Preferred Stock and the other contemplated exchange transactions, the Common Stock Equivalents were to be valued on an as-converted basis pursuant to which each share of Common Stock Equivalent would be deemed to have a value equal to the aggregate price of 1,000 shares of Common Stock sold in the Subscription Offering.

        The terms of the Common Stock Equivalents were established by action of the Company's board of directors pursuant to authority granted to the board of directors by the Company's Certificate of Incorporation. The Common Stock Equivalents are entitled to vote on an as-converted basis of 1,000 votes per share of Common Stock Equivalents, voting together with the Common Stock as a single class of voting stock, on all matters on which the holders of the Common Stock are entitled to vote. No dividends will accrue or be payable on the Common Stock Equivalents during the period prior to February 14, 2014. Thereafter, dividends would only be payable on the Common Stock Equivalents if declared by the Board. Dividends on the Common Stock Equivalents are not cumulative. The Common Stock Equivalents have a liquidation preference of $1,000 per share. A more detailed description of the Common Stock Equivalents is provided under the caption "Description of Series F Common Stock Equivalents."

        In the Treasury Exchange Agreement, the Treasury Department agreed that it would vote its shares of Company stock, including both Common Stock Equivalents and Common Stock, in the same proportions (for, against or abstain) as all other holders of Common Stock on all matters on which holders of the Common Stock are entitled to vote, except with respect to certain Designated Matters.

The Designated Matters are: (i) election and removal of directors, (ii) approval of any business combination, (iii) approval of a sale of all or substantially all of the assets or property of the Company, (iv) approval of a dissolution of the Company, (v) approval of any issuance of any securities of the Company on which holders of Common Stock are entitled to vote, (vi) approval of any amendment to the Company's Certificate of Incorporation or bylaws on which holders of Common Stock are entitled to vote and (vii) approval of any other matters reasonably incidental to the foregoing as determined by the Treasury Department. The Treasury Department also agreed to attend all meetings of the Company's stockholders, in person or by proxy, for purposes of obtaining a quorum.

        In order to effectuate the foregoing agreements by the Treasury Department, the Treasury Department also granted a proxy appointing the Chief Executive Officer and the Chief Financial Officer of the Company as attorneys-in-fact and proxies for the Treasury Department and its controlled affiliates, with full power of substitution, to vote, express consent or dissent or otherwise utilize such voting power in the manner and on the terms provided in the Treasury Exchange Agreement.

Subscription Agreements

        The Company entered into separate Subscription Agreements, each dated on or about August 22, 2013, with CJA Private Equity Financial Restructuring Master Fund I L.P. ("CJA"), an affiliate of Gapstow Capital Partners, and 11 other investors not affiliated with CJA providing for the sale of Common Stock at a price of $1.00 per share. The Company sold an aggregate of 4,325,500 shares of Common Stock to the investors in the Subscription Offering, of which CJA purchased 1,935,500 shares. The terms of each Subscription Agreement were substantially the same, except that the Subscription Agreement for CJA and one other investor also provided for certain rights for CJA and that investor that were set forth in separate letter agreements (each an "Investor Rights Agreement"). The Subscription Agreements each provide certain securities registration rights that are substantially similar to those provided for in the Registration Rights Agreement described below.

        Under the Investor Rights Agreement for CJA, CJA is given: (i) the right to nominate one person for election as a director of the Company, subject to certain exceptions and limitations, including, among others, regulatory approval of or non-objection to the person so nominated, (ii) certain board observation and related information rights pursuant to which CJA may designate a representative to attend all meetings of the Board in a non-voting observer capacity and to receive materials distributed to members of the Board, subject to certain limitations and confidentiality requirements, (iii) the right to exchange a portion of its holdings of Common Stock for shares of a new series of non-voting preferred stock, designated as Series G Non-Voting Preferred Stock or, if authorized by an amendment of the Company's Certificate of Incorporation, non-voting common stock to be issued by the Company at CJA's request, in either case if CJA desires to reduce its holdings of voting stock of the Company to 4.9% as determined for bank regulatory purposes, and (iv) certain pre-emptive rights to participate in future sales of Common Stock or similar securities to the extent necessary to maintain CJA's percentage ownership in the Company's capital stock on a fully diluted basis, subject to applicable bank regulatory requirements. CJA has chosen not to exercise its right to nominate a person for election as a director at the current time. The Investor Rights Agreement also provides CJA with certain securities registration rights pursuant to the Registration Rights Agreement described below. The Investor Rights Agreement for the other investor provides the investor with board observation and related information rights.

        A description of the Series G Non-Voting Preferred Stock is included in the discussion in this Proxy Statement captioned "Proposal 5. Amendment to Certificate of Incorporation to Authorize a New Class of Non-Voting Common Stock."

 Series A Exchange Agreement

        The Company entered into an Exchange Agreement, dated March 19, 2012 (the "Series A Exchange Agreement"), with the Automobile Club of Southern California and its affiliate, the Interinsurance Exchange of the Automobile Club (collectively, "AutoClub/IEAC") with respect to the 16,560 shares and 38,639 shares of the Company's Noncumulative Perpetual Preferred Stock, Series A (the "Series A Preferred Stock"), liquidation preference $10.00 per share, held by them, respectively. The Series A Preferred Stock held by AutoClub/IEAC comprised all of the outstanding shares of Series A Preferred Stock.

        The Series A Exchange Agreement provided for the exchange of the Series A Preferred Stock for Common Stock or Common Stock Equivalents on substantially the same 50% of liquidation amount as provided in the Treasury Exchange Agreement with respect to the TARP Preferred Stock. The Series A Exchange Agreement did not provide for any exchange of Common Stock or Common Stock Equivalents for accrued dividends because the Series A Preferred Stock did not bear cumulative dividends. The Series A Exchange Agreement provides AutoClub/IEAC with certain rights to participate in Common Stock repurchases initiated by the Company by selling to the Company up to that number of shares of Common Stock or Common Stock Equivalents that would maintain AutoClub/IEAC's ownership of Common Stock at a level of less than 5% after giving effect to such repurchases by the Company. In addition, the Company agreed not to issue any preferred stock for a period of two years following the closing of the exchange of the Series A Preferred Stock, except for issuances in connection with a shareholder rights plan, issuances in connection with a rights offering or other distribution to shareholders, or issuances approved by a majority of the outstanding Common Stock.

Series B Exchange Agreement

        The Company entered into an Exchange Agreement, dated August 22, 2013 (the "Series B Exchange Agreement"), with BBCN Bancorp, Inc. ("BBCN") providing for the exchange by BBCN of all of the 100,000 shares of the Company's outstanding Noncumulative Perpetual Preferred Stock, Series B (the "Series B Preferred Stock"), each having a liquidation preference of $10.00 per share, for Common Stock or Common Stock Equivalents on substantially the same discounted basis as provided in the Treasury Exchange Agreement for the exchange of the Company's TARP Preferred Stock. The Series B Exchange Agreement did not provide for any exchange of Common Stock or Common Stock Equivalents for accrued dividends because the Series B Preferred Stock did not bear cumulative dividends. The Series B Preferred Stock held by BBCN comprised all of the outstanding shares of Series B Preferred Stock.

        The Series B Exchange Agreement provides BBCN with certain rights to participate in Common Stock repurchases initiated by the Company by selling to the Company up to that number of shares of Common Stock or Common Stock Equivalents that would maintain BBCN's ownership of Common Stock at a level not exceeding 9.90% after giving effect to such repurchases by the Company. In addition, the Company agreed not to issue any preferred stock for a period of two years following the closing of the exchange of the Series B Preferred Stock, except for issuances in connection with a shareholder rights plan, issuances in connection with a rights offering or other distribution to shareholders, or issuances approved by a majority of the outstanding Common Stock.

        The Company concurrently entered into an Investor Rights Agreement with BBCN that provides BBCN with substantially the same rights as those provided in the Investor Rights Agreement with CJA described above, other than the right to nominate a person for election as a director of the Company.

Series C Exchange Agreement

        The Company entered into an Exchange Agreement, dated August 22, 2013 with National Community Investment Fund ("NCIF"), providing for the exchange by NCIF of all of the 76,950 shares of the Company's Noncumulative Convertible Perpetual Preferred Stock, Series C, having a liquidation preference and a conversion price of $13.00 per share (the "Series C Preferred Stock"), held by NCIF for Common Stock or Common Stock Equivalents on substantially the same terms as provided in the Series B Exchange Agreement with respect to the Series B Preferred Stock. The Series C Preferred Stock held by NCIF comprised all of the outstanding shares of Series C Preferred Stock.

        The Company concurrently entered into an Investor Rights Agreement with NCIF having substantially the same provisions as the Investor Rights Agreement that the Company entered into with CJA as described above, as well as the separate Registration Rights Agreement described below. NCIF has chosen not to exercise the director nomination right provided in its Investor Rights Agreement at the current time.

Agreement for Partial Satisfaction of Debt Previously Contracted; Related Agreements

        As previously reported in the Company's reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2012 and its quarterly report on Form 10-Q for the quarter ended June 30, 2013, the Company has been, and remains, in default on a loan from BBCN Bank, which is BBCN's bank subsidiary, in the original principal amount of $5 million. The Company entered into an Agreement for Partial Satisfaction of Debt Previously Contracted, dated August 22, 2013 (the "DPC Agreement"), with BBCN Bank and NCIF in connection with the Recapitalization. The DPC Agreement provides for the exchange of a portion of the principal amount of the BBCN Bank loan, and forgiveness of all interest accrued on the entire $5 million principal amount of the loan to the date of the exchange, for Common Stock or Common Stock Equivalents having a value equal to 100% of the loan principal amount exchanged. The Common Stock or Common Stock Equivalents to be exchanged were valued for this purpose at the same value as provided in the Treasury Exchange Agreement with respect to the exchange of the TARP Preferred Stock.

        The DPC Agreement provides that certain of the original terms of the BBCN Bank loan that would otherwise continue to apply to the Company's loan payment and related obligations would be modified as set forth in a separate Change in Terms Agreement. The changes in loan terms that have become effective pursuant to that agreement include, among others, extension of the maturity of the loan and a change to the repayment schedule on the loan to six quarterly payments of interest only beginning three months following the closing of the Recapitalization, followed by 48 fully amortizing equal monthly payments of principal and interest on the loan beginning 19 months after the closing of the Recapitalization; provided, that each payment on the loan must receive prior approval from the Federal Reserve Bank of San Francisco. Failure to make such a payment due to an inability to obtain such approval despite the exercise by the Company of required efforts to obtain such approval will not constitute an event of default under the revised loan terms. In addition the interest rate on the loan has been increased to the Wall Street Journal Prime Rate plus 2%, with a floor (minimum) rate of 6%, from the original loan interest rate of the Wall Street Journal Prime Rate plus 1%, with a floor rate of 6%, although the Default Rate Margin of 5% has been forgiven.

        The DPC Agreement further provided that $1.15 million of the principal amount of the BBCN Bank loan would be sold by BBCN Bank to NCIF for cash in the amount of $575 thousand pursuant to a separate Loan Purchase and Sale Agreement, dated August 22, 2013 entered into between BBCN Bank and NCIF. NCIF was required pursuant to the Loan Purchase and Sale Agreement to concurrently exchange the loan principal amount so purchased by NCIF for Common Stock or Common Stock Equivalents valued at 100% of face value of the loan principal amount exchanged. The shares of Common Stock or Common Stock Equivalents issued in that exchange were required to be valued for such purpose at the same value as provided in the Treasury Exchange Agreement with respect to the exchange of the TARP Preferred Stock. Contemporaneously with the exchange by NCIF of the portion of the BBCN Bank loan that it purchased, NCIF exchanged 698 shares of the Common Stock Equivalents that it received for 6,982 shares of Series G Non-Voting Preferred Stock, which will automatically be converted into 698,200 shares of non-voting common stock if the stockholders approve the amendment to the Company's Certificate of Incorporation authorizing the Company to issue non-voting common stock that is described in this Proxy Statement under the caption "Proposal 5. Amendment to Certificate of Incorporation to Authorize Issuance of Non-Voting Common Stock."

Registration Rights Agreement

        The Company entered into a Registration Rights Agreement, dated August 22, 2013, with CJA, NCIF and BBCN (collectively, the "Investors") pursuant to which the Company is required to prepare and file a "shelf registration statement" under the Securities Act of 1933, as amended (the "Securities Act") for use in connection with resales by the respective Investors from time to time of the stock issued to them in the Recapitalization. The stock to be included in the registration statement (the "Registrable Securities") will include the Common Stock Equivalents and Common Stock initially issued in connection with the Recapitalization and Common Stock issued on conversion of the Common Stock Equivalents. The registration statement is required to be filed within 90 days after the date on which the Recapitalization transactions were completed. The Company is further required to use its best efforts to have the registration statement declared effective as soon as practical and in no event later than 90 days after filing or, if earlier, the fifth day after the staff of the SEC informs the Company that the staff will not review the registration statement, or will not review it further. The Company is further required, with certain exceptions, to keep the registration statement effective, in compliance with the Securities Act, and available for resale of the Registrable Securities until the date that is twelve months after the initial effective date thereof. Under the Registration Rights Agreement, the Investors each also have certain "piggyback" registration rights permitting each of the Investors to require, subject to certain exceptions, inclusion of their Registrable Securities in offerings of securities that the Company may decide to conduct.

        The Registration Rights Agreement provides that all expenses incurred in connection with the shelf registration provided for therein will be borne by the Company, except that the Company will not be required to pay underwriters fees, discounts or commissions relating to Registrable Securities or fees of separate legal counsel for the Investors. The Company also agreed in the Registration Rights Agreement to indemnify the Investors against losses, claims and expenses to which the Investors may become subject, under the Securities Act or otherwise, arising out of or based upon any actual or alleged false or misleading statements contained in the registration statement, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration. The Investors are also required to indemnify the Company against certain losses, claims and expenses arising out of actual or alleged material misstatements or omissions in information supplied to the Company by the Investors for use in the registration statement.

Historical and Pro-Forma Financial Information

        The historical financial statements of the Company as of December 31, 2012 and 2011 and for each of the two years then ended that are included in the Company's Annual Report on Form 10-K which accompanies this Proxy Statement, together with the Company's financial statements included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which are attached as Appendix E hereto. Unaudited pro forma condensed consolidated financial information and explanatory notes giving effect to the Recapitalization completed on August 22, 2013, and giving prospective effect to stockholder adoption of the proposed amendments to the Company's Certificate of Incorporation described herein, are set forth in this Proxy Statement under the caption "Pro Forma Financial Information." Stockholders are urged to read carefully the unaudited pro forma condensed consolidated financial information and explanatory notes and the historical financial statements, as well as the other information contained or incorporated by reference in this Proxy Statement, in considering how to vote at the Annual Meeting.

Description of Common Stock Equivalents

        General.    The Common Stock Equivalents constitute a single series of our authorized preferred stock, designated as Series F Common Stock Equivalents and having a par value $0.01 per share. The terms of the Common Stock Equivalents have been established by the Board pursuant to authority granted to the Board in the Company's Certificate of Incorporation. The total number of shares of Common Stock Equivalents authorized to be issued is 14,000.

        Automatic Conversion of Common Stock Equivalents.    Each share of Common Stock Equivalents will automatically convert into 1,000 shares of Common Stock, subject to the anti-dilution adjustments in certain events described below, at the close of business on the fifth business day after the date on which stockholder approval is obtained to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue. Stockholder approval of Proposition 4 described in this Proxy Statement will constitute such approval. Cash would be paid in lieu of issuance of any fractional shares of Common Stock on conversion of the Common Stock Equivalents.

        Dividends.    Holders of the Common Stock Equivalents would be entitled to share on an as-converted basis with the holders of the Common Stock any dividends that may be declared and paid on the Common Stock in respect of the period prior to February 14, 2014. No preferred dividends will accrue or be payable on the Common Stock Equivalents prior to February 14, 2014. Thereafter, holders of the Common Stock Equivalents would be entitled to receive non-cumulative preferred dividends, but only if, as, and when declared by our Board, or a duly authorized committee thereof, out of our assets legally available under Delaware law for the payment of such dividends. Such dividends, if and to the extent declared by the Board, would be (i) at rates commencing at an annual dividend rate of 9% of the $1,000 per share liquidation preference amount of the Common Stock Equivalents from and including February 14, 2014 and increasing, in quarterly increments of 2% per annum, to 19% from and including May 15, 2015 and continuing thereafter as long as the Common Stock Equivalents remain outstanding, or (ii) if greater, in an amount equal to the aggregate dividends payable during the applicable Dividend Period on the number of shares of Common Stock into which the Common Stock Equivalents would then be convertible. The holders of the Common Stock Equivalents have no right to receive any dividend for any period in respect of which our Board does not declare a dividend, and we have no obligation to declare or pay any dividend for any period, whether or not dividends are declared and paid for any past or future period with respect to shares of the Common Stock Equivalents.

        Our Board may not declare or pay any cash dividend on, or make a cash distribution in respect of, our Common Stock or any other shares of junior stock or parity stock (other than dividends payable solely in shares of Common Stock or in shares of the same series of the junior or parity stock, respectively, for which the dividend is being paid), unless all accrued and unpaid dividends for all past Dividend Periods (as defined in the Certificate of Designations), including the latest completed Dividend Period on all outstanding shares of Common Stock Equivalents, have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Common Stock Equivalents on the applicable record date).

        If full preferred dividends have not been declared and paid on the Common Stock Equivalents for six quarterly Dividend Periods after February 14, 2014, whether or not consecutive, the Company's authorized number of directors will be increased by two and the holders of the Common Stock Equivalents will have the right, voting together with the holders of any other then outstanding Voting

Parity Stock as a single class, to elect two directors to fill the newly created director positions. The holders of the Common Stock Equivalents and any such Voting Parity Stock would continue to have the right to elect two directors to fill such director positions until all accrued and unpaid dividends on the Common Stock Equivalents have been paid in full. The term Voting Parity Stock is defined for this purpose to mean all classes or series of stock of the Company the terms of which do not expressly state that such stock ranks senior or junior to the Common Stock Equivalents and which have similar rights to elect directors on failure to pay dividends.

        Liquidation Rights.    The holders of the Common Stock Equivalents have the preferential right to receive distributions of the Company's net assets remaining, if any, after payment or provision for payment of all creditors' claims in the event of any dissolution, liquidation or winding up of the affairs of the Company before any liquidating distributions may be made on the Common Stock. The amount of such liquidation preference for the Common Stock Equivalents would be $1,000 per share of Common Stock Equivalents, or a total of $13.30 million based on the 13,299 shares of Common Stock Equivalents currently outstanding.

        In addition, if the amount of assets that would have been distributable in liquidation to the holder of a share of Common Stock Equivalents if such share had been converted into Common Stock immediately prior to such liquidation exceeds the liquidation preference amount, the holder of each share of Common Stock Equivalents will be entitled to participate, to the extent of such excess, in the assets available for distribution in respect of the Common Stock.

        A consolidation or merger of the Company with one or more other entities will not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Company for purposes of the provisions described in the preceding two paragraphs.

        Anti-Dilution Adjustments.    Initially, each share of Common Stock Equivalents will automatically convert into Common Stock upon the occurrence of the stockholder approval of the amendment to the Company's Certificate of Incorporation described above at a rate of 1,000 shares of Common Stock for each share of Common Stock Equivalents. If we do any of the following, we will be required under the terms of the Common Stock Equivalents to make such provision as is necessary to result in the holders of the Common Stock Equivalents receiving the same dividend, distribution or other assets or property as such holders would have received if they had been holders of the number of shares of Common Stock into which the Common Stock Equivalents held by such holders would convert at the conversion rate that is applicable on the date of such issuance, distribution, subdivision or combination:

  (1)
  issue Common Stock as a dividend or distribution to all holders of Common Stock;

  (2)
  effect a subdivision or combination of the Common Stock;

  (3)
  issue certain rights or warrants to all holders of Common Stock to purchase shares of Common Stock at less than the then current market value of the Common Stock;

  (4)
  make certain dividends and other distributions of capital stock, evidences of indebtedness or cash to all holders of Common Stock; or

  (5)
  purchase shares of Common Stock pursuant to a tender offer or exchange offer at a price that exceeds the then current market price for the Common Stock.

        Amounts resulting from any calculation in connection with the foregoing will be rounded to the nearest 1/10,000th of one share of Common Stock.

        Reorganization Events.    In the event of:

  (1)
  consolidation or merger of the Company with or into another person (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of

    Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for, or converted into, cash, securities or other property of the Company or another corporation);

  (2)
  any sale, transfer, lease, or conveyance to another person of all or substantially all of our property and assets; or

  (3)
  any statutory exchange of our securities with another person (other than in connection with a merger or acquisition), any reclassification or any binding share exchange which reclassifies or changes the outstanding Common Stock;

each of which is referred to as a "reorganization event," each share of the Common Stock Equivalents outstanding immediately prior to such reorganization event will, without the consent of the holders of the Common Stock Equivalents, become convertible into the kind of securities, cash, and other property receivable in such reorganization event per share of Common Stock by a holder of Common Stock that is not a person with which we consolidated or into which we merged or which merged with us or to which such sale or transfer was made, as the case may be, or certain of their affiliates to the extent the reorganization provides for different treatment of common stock held by our affiliates.

        Fractional Shares.    No fractional shares of our Common Stock will be issued to holders of the Common Stock Equivalents upon conversion. In lieu of any fractional shares of Common Stock otherwise issuable in respect of the aggregate number of shares of the Common Stock Equivalents of any holder that are converted, that holder will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, calculated on an aggregate basis in respect of the shares of Common Stock Equivalents being converted, multiplied by the closing price of the Common Stock on the trading day immediately prior to the mandatory conversion date.

        Voting Rights.    The holders of the Common Stock Equivalents are entitled to vote together with the holders of the Common Stock (and any other securities that are entitled to vote together, or that may in the future be entitled to vote together, with the holders of the Common Stock) as a single class of voting stock and securities, on all matters upon which the holders of Common Stock are entitled to vote, except with respect to those matters which under Delaware law would require the vote of the Common Stock Equivalents or the Common Stock voting as a separate voting class or series of voting securities. Holders of the Common Stock Equivalents are entitled to a number of votes per share equal to the number of shares of Common Stock into which a share of Common Stock Equivalents would be convertible at the then applicable conversion rate. The Common Stock Equivalents will not have any other voting rights, except in the case of certain dividend arrearages as described above and except as specifically required by Delaware law. Under Delaware law, the holders of the Common Stock Equivalents would be entitled to vote as a class separate from the Common Stock with respect to proposed changes in the terms or rights, preferences or privileges of the Common Stock Equivalents.

        Redemption.    We do not have the right to redeem the Common Stock Equivalents at our option and the holders thereof cannot require that we redeem the Common Stock Equivalents at their option. The Common Stock Equivalents are not subject to any sinking fund or similar provision.

        Preemptive Rights.    The terms of the Common Stock Equivalents do not include any preemptive rights.

PROPOSAL 5. AMENDMENT OF CERTIFICATE OF INCORPORATION
TO AUTHORIZE A NEW CLASS OF NON-VOTING COMMON STOCK

        An additional amendment to Article FOURTH of the Company's Certificate of Incorporation is hereby being presented for adoption by the stockholders at the Annual Meeting. This amendment would authorize the Company to issue up to 5,000,000 shares of a new class of common stock that would not have general voting rights. The proposed new class of stock is referred to in this description as "Non-Voting Common Stock." The Board has approved this amendment to Article FOURTH, has determined that it is desirable and recommends that it be adopted by the stockholders at the Annual Meeting. The full text of Article FOURTH as it would be amended pursuant to this proposal and Proposal 4 is set forth in Appendix D to this Proxy Statement.

        The Board has proposed this amendment, and is recommending that it be adopted by the Company's stockholders, in order to complete the Recapitalization described in the preceding discussion of Proposal 4 in this Proxy Statement. Pursuant to the terms of the Company's currently outstanding Series G Non-Voting Preferred Stock described therein, all of the outstanding shares of such preferred stock will automatically convert into Non-Voting Common Stock as of the close of business on the fifth business day following the effective date of an amendment to the Company's Certificate of Incorporation that authorizes the Company to issue such stock, provided the Non-Voting Common Stock so authorized conforms to criteria specified in the Certificate of Designations for the Series G Non-Voting Preferred Stock. The terms of the proposed Non-Voting Common Stock have been designed to comply with such criteria. Upon such conversion, the Company will no longer have any outstanding shares of preferred stock.

        If the stockholders do not adopt this proposal, the Series G Non-Voting Preferred Stock will remain outstanding and the Company will not have completely achieved its objective of eliminating all of its outstanding series of preferred stock.

The Board of Directors unanimously recommends that you vote "FOR"
the proposal to authorize issuance of Non-Voting Common Stock.

Description of the Proposed Non-Voting Common Stock

        The Non-Voting Common Stock will have all of the attributes and rights of the Company's Common Stock, other than as described below with respect to voting rights and provisions regarding conversion to Common Stock. Holders of the Non-Voting Common Stock would be entitled to share ratably with the holders of Common Stock, based on the numbers of shares held by each, in any dividends declared on the Common Stock by the Board and in distributions of any net liquidation proceeds upon dissolution and liquidation of the Company, after payment or provision for payment of creditors' claims and distribution of net liquidation proceeds to the extent legally required on any then outstanding shares of preferred stock.

        The holders of the Non-Voting Common Stock will not have any voting rights, except as required by the Delaware General Corporation Law. Under the Delaware General Corporation Law, the holders of stock that by its terms is stated not to have voting rights nonetheless have the right to vote as a separate class on proposed amendments to the issuing corporation's certificate of incorporation that would change the authorized number of shares of such class, change their par value or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

        As is the case with the Company's currently outstanding Series G Non-Voting Preferred Stock, the Non-Voting Common Stock will be transferable, subject to certain limitations, and will be convertible into Common Stock in connection with transfers that are made to new holders of the Non-Voting Common Stock that are not affiliated with the holder to whom it was initially issued and which conform to the criteria specified in clauses (iii), (iv) or (v) listed below. These criteria are intended to comply with bank regulatory requirements used to determine whether the holders of the Non-Voting Common Stock may be found or presumed to have control (as defined in applicable regulations) of a savings and loan holding company or bank holding company. The shares of Non-Voting Common Stock will only be transferrable by the initial holder thereof or an affiliate of the initial holder (i) to an affiliate of the initial holder, (ii) to the Company, (iii) in a widespread public distribution, (iv) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company, or (v) to a transferee that would control more than 50% of the voting securities of the Company without any transfer from the initial holder or any affiliate of the initial holder. The terms of the proposed Non-Voting Common Stock further provide that notwithstanding the foregoing, the Company may restrict such conversion to the extent it would be inconsistent with, or in violation of, the requirements of any bank regulator (as defined) with respect to the restrictions on the transfer of the Non-Voting Common Stock that are required in order to preserve the "non-voting" classification of the Non-Voting Common Stock for bank regulatory purposes. Any such restriction would be imposed and deemed effective immediately upon the transmittal by the Company of written notice to such holder specifying in reasonable detail the reason for such restriction; and in the event such notice is transmitted after the event giving rise to such automatic conversion, the restriction would be deemed to have been imposed and effective retroactively to the time of such event, and such conversion would be deemed not to have occurred, so long as such notice is transmitted within 180 days after the event giving rise to such conversion.

Description of Series G Non-Voting Preferred Stock

        The Series G Non-Voting Preferred Stock is subordinate and junior to all other series of preferred stock of the Company and ranks on parity with the Common Stock, except with respect to the declaration and payment of dividends, if any. Holders of the Series G Non-Voting Preferred Stock do not have general voting rights. They only have voting rights to the extent required by the Delaware General Corporation Law with respect to proposals to amend the Company's Certificate of Incorporation that would alter or change the powers, preferences or special rights of the shares of Series G Non-Voting Preferred Stock so as to affect them adversely. The Series G Non-Voting Preferred Stock is not entitled to any liquidation preference over the Common Stock upon dissolution and liquidation of the Company. The Series G Non-Voting Preferred Stock is entitled to a priority of $0.001 per share over the Common Stock with respect to the payment of dividends, but only if the Board declares a dividend on the Common Stock. The Series G Non-Voting Preferred Stock is not entitled to any dividends independently from dividends declared on the Common Stock. The terms of the Series G Non-Voting Preferred Stock provide that such stock will automatically convert into Non-Voting Common Stock at a conversion ratio of 100 shares of Non-Voting Common Stock for each share of Series G Non-Voting Preferred Stock upon approval by the Company's stockholders of an amendment to the Company's Certificate of Incorporation authorizing the issuance of Non-Voting Common Stock. The Series G Non-Voting Preferred Stock is subject to the same restrictions on transfer by the initial holders thereof and their affiliates as outlined above for the Non-Voting Common Stock, and would be convertible into Common Stock having full voting rights only in connection with the same types of transfers of stock by the original holders thereof to third parties, that are described above with respect to the proposed Non-Voting Common Stock.

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma condensed consolidated financial information and explanatory notes have been prepared to illustrate the combined pro forma impact of the transactions comprising the Recapitalization that were completed on August 22, 2013 and further adjusted to show the pro forma impact of stockholder adoption of the proposed amendments to the Company's Certificate of Incorporation that would increase the number of shares of Common Stock the Company is authorized to issue and authorize the Company to issue up to 5,000,000 shares of Non-Voting Common Stock, which proposals are referred to in this Proxy Statement as Proposal 4 and Proposal 5, respectively.

        The transactions comprising the Recapitalization were:

  (1)
  The issuance of 8,776 shares of Common Stock Equivalents in exchange for the five series of the Company's formerly outstanding preferred stock with an aggregate liquidation value or preference of $17.55 million, including the TARP Preferred Stock that was issued to the Treasury Department pursuant to the Capital Purchase Program component of the Treasury Department's Troubled Asset Relief Program, which the parties agreed to value at $8.766 million based on the price at which shares of the Common Stock were sold in the Subscription Offering referred to below;

  (2)
  The issuance of 2,646 shares of Common Stock Equivalents in exchange for all of the accumulated dividends on the TARP Preferred Stock, totaling $2.646 million as of the date of the exchange;

  (3)
  The issuance of 2,575 shares of Common Stock Equivalents in exchange for $2.575 million principal amount of the Company's bank debt (the "Debt Exchange");

  (4)
  The forgiveness of the $1.755 million of accrued interest on the entire amount of the Company's bank debt as of the date of the exchange;

  (5)
  The exchange of 698 shares of Common Stock Equivalents issued in the Debt Exchange for 6,982 shares of Series G Non-Voting Preferred Stock; and

  (6)
  The issuance of 4,235,500 shares of Common Stock in private sales (the "Subscription Offering") at a price of $1.00 per share, yielding $4.24 million in gross proceeds.

        The unaudited pro forma condensed combined balance sheet as of June 30, 2013 assumes that the Recapitalization was completed and the amendments to the Company's Certificate of Incorporation became effective (collectively, the "Combined Transactions") on that date. The unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2013 and the year ended December 31, 2012 assume the Combined Transactions had been completed on January 1, 2012.

        The terms of the Common Stock Equivalents provide that all outstanding shares of such stock will automatically convert into shares of Common Stock upon the effectiveness of an amendment to the Company's Certificate of Incorporation increasing the number of shares of Common Stock the Company is authorized to issue (Proposal 4). The terms of the Series G Non-Voting Preferred Stock provide that all outstanding shares of such stock will automatically convert to shares of non-voting common stock upon the effectiveness of an amendment to the Company's Certificate of Incorporation authorizing the Company to issue shares of such non-voting common stock (Proposal 5). The pro forma condensed consolidated financial information reflects the effect of the automatic conversion of all of the 13,299 shares of Common Stock Equivalents that are currently outstanding into 13,299,000 shares of Common Stock and the automatic conversion of the 6,982 shares of Series G Non-Voting Preferred Stock that are currently outstanding into 698,200 shares of Non-Voting Common Stock assuming that the foregoing proposals are adopted. For purposes of computing earnings (loss) per share, the Common Stock Equivalents and the Series G Non-Voting Preferred Stock are treated as Common Stock on an as-converted basis.

        The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with Broadway's historical consolidated audited financial statements as of and for the year ended December 31, 2012 included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and Broadway's historical consolidated quarterly financial statements as of and for the six months ended June 30, 2013 as included in the Company's Quarterly Report on Form 10-Q for the quarter then ended, which accompany or are included in this Proxy Statement and are incorporated herein by reference. The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not indicate the financial position or results of operations that would have been realized had the Combined Transactions been completed as of the dates indicated or that will be realized in the future following stockholder adoption or failure to adopt the amendments to the Company's Certificate of Incorporation described in the Proxy Statement, nor does it represent the impact of possible changes to the Company's business model or potential changes to asset valuations due to current market conditions. The unaudited pro forma condensed consolidated financial information also does not consider any potential effects of changes in current market conditions on interest income and expenses, operating efficiencies, asset dispositions, and non-performing assets, among other factors.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2013

(unaudited)

        The following unaudited pro forma condensed consolidated balance sheet gives effect to the Combined Transactions assuming that they occurred on June 30, 2013.

				Pre-Conversion of Series F and G Preferred Stock	Conversion Upon Stockholder Approval		Post-Conversion of Series F and G Preferred Stock
	Actual at June 30, 2013	Pro Forma Adjustments		As Adjusted	Pro Forma Adjustments		As Further Adjusted
	(In thousands except share and per share amounts)
Assets
Cash	$15,188	$3,496	(a)	$18,684	$—		$18,684
Federal funds sold	59,280	—		59,280	—		59,280

Cash and cash equivalents	74,468	3,496		77,964	—		77,964
Securities available-for-sale, at fair value	11,117	—		11,117	—		11,117
Loans receivable held-for-sale, at lower of cost or fair value	9,126	—		9,126	—		9,126
Loans receivable held for investment, net of allowance of $10,579 and $11,869	225,391	—		225,391	—		225,391
Other assets	25,097	(361)	(b)	24,736	—		24,736

Total assets	$345,199	$3,135		$348,334	$—		$348,334

Liabilities and stockholders' equity
Liabilities:
Deposits	$229,365	$—		$229,365	$—		$229,365
FHLB advances	79,500	—		79,500	—		79,500
Junior subordinated debentures	6,000	—		6,000	—		6,000
Other borrowings	5,000	(2,575)	(c)	2,960	—		2,960
		535	(d)
Accrued interest payable	2,308	(1,674)	(d)	634	—		634
Dividends payable	2,554	(2,554)	(e)	—	—		—
Other liabilities	3,883	(339)	(f)	3,544	—		3,544

Total liabilities	328,610	(6,608)		322,002	—		322,002

Stockholders' Equity:
Fixed Rate Perpetual Cumulative Preferred Stock, Series D	8,963	(8,963)	(g)	—	—		—
Fixed Rate Perpetual Cumulative Preferred Stock, Series E	5,974	(5,974)	(g)	—	—		—
Perpetual Non-Cumulative Preferred Stock, Series A, B and C	2,457	(2,457)	(g)	—	—		—
Preferred, non-cumulative, voting stock, $.01 par value, pro forma authorized 14,000 shares; pro forma issued 13,997 shares of Series F Common Stock Equivalents; pro forma no shares outstanding and no liquidation preference, post conversion at June 30, 2013	—	13,997	(g)	13,299	(13,299)	(j)	—
		(698)	(h)
Preferred, non-cumulative, non-voting stock, $.01 par value, pro forma authorized 35,000 shares; pro forma issued 6,982 shares of Series G at June 30, 2013; pro forma no shares outstanding and no liquidation preference, post conversion at June 30, 2013	—	698	(h)	698	(698)	(j)	—
Preferred stock discount (Series D and E)	(396)	396	(g)	—	—		—
Common Stock	20	42	(i)	62	133	(i)	195
Non-Voting Common Stock, $.01 par value, no actual authorized, issued or outstanding at June 30, 2013; 5,000,000 authorized and 698,200 shares issued and outstanding, post conversion	—	—		—	7	(i)	7
Additional paid-in capital	10,117	(361)	(b)	21,774	13,857	(j)	35,631
		12,018	(j)
Accumulated deficit	(9,484)	1,139	(d)	(8,345)	—		(8,345)
Accumulated other comprehensive income, net of taxes of $400 at June 30, 2013	172	—		172	—		172
Treasury stock-at cost	(1,234)	(95)	(k)	(1,329)	—		(1,329)

Total stockholders' equity	16,589	9,743		26,332	(0)		26,332

Total liabilities and stockholders' equity	$345,199	$3,135		$348,334	$(0)		$348,334

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Income (Loss)
for the Six Months Ended June 30, 2013

(unaudited)

        The following unaudited pro forma condensed consolidated statement of income (loss) gives effect to the Combined Transactions assuming that they occurred on January 1, 2012.

				Pre-Conversion of Series F and G Preferred Stock	Conversion Upon Stockholder Approval	Post-Conversion of Series F and G Preferred Stock
	Actual	Pro Forma Adjustments		As Adjusted	Pro Forma Adjustments	As Further Adjusted
	(In thousands, except share and per share)
Net interest income before provision for loan losses	$5,456	$277	(l)	$5,733	$—	$5,733
Provision for loan losses	—	—		—	—	—

Net interest income after provision for loan losses	5,456	277		5,733	—	5,733
Non-interest income	475	—		475	—	475
Non-interest expense	(6,769)	—		(6,769)	—	(6,769)

Income (loss) before income taxes	(838)	277		(561)	—	(561)
Income tax expense	6	—	(m)	6	—	6

Net income (loss)	$(844)	$277		$(567)	$—	$(567)
Dividends and discount accretion on preferred stock	(652)	652	(n)	—	—	—

Income (loss) available to common stockholders	$(1,496)	$929		$(567)	$—	$(567)

Loss per common share-basic	$(0.78)			$(0.03)		$(0.03)
Loss per common share-diluted	$(0.78)			$(0.03)		$(0.03)
Dividends declared per share-common stock	$—			$—		$—
Basic weighted average shares outstanding	1,917,422	18,232,700	(o)	20,142,651	—	20,142,651
		(7,471)	(o)
Diluted weighted average shares outstanding	1,917,422	18,232,700	(o)	20,142,651	—	20,142,651
		(7,471)	(o)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Income (Loss)
for the Year Ended December 31, 2012

(unaudited)

        The following unaudited pro forma condensed consolidated statement of income (loss) gives effect to the Combined Transactions assuming that they occurred on January 1, 2012.

				Pre-Conversion of Series F and G Preferred Stock	Conversion Upon Stockholder Approval	Post-Conversion of Series F and G Preferred Stock
	Actual	Pro Forma Adjustments		As Adjusted	Pro Forma Adjustments	As Further Adjusted
	(In thousands, except share and per share)
Net interest income before provision for loan losses	$13,465	$559	(l)	$14,024	$—	$14,024
Provision for loan losses	1,190	—		1,190	—	1,190

Net interest income after provision for loan losses	12,275	559		12,834	—	12,834
Non-interest income	3,133	—		3,133	—	3,133
Non-interest expense	(13,991)	—		(13,991)	—	(13,991)

Income (loss) before income taxes	1,417	559		1,976	—	1,976
Income tax expense (benefit)	829	—	(m)	829	—	829

Net income (loss)	588	559		1,147	—	1,147
Dividends and discount accretion on preferred stock	(1,281)	1,281	(n)	—	—	—

Income (loss) available to common stockholders	$(693)	$1,840		$1,147	$—	$1,147

Earnings (loss) per common share-basic	$(0.38)			$0.06		$0.06
Earnings (loss) per common share-diluted	$(0.38)			$0.06		$0.06
Dividends declared per share-common stock	$—			$—		$—
Basic weighted average shares outstanding	1,807,911	18,398,086	(o)	20,142,651	—	20,142,651
		(63,346)	(o)
Diluted weighted average shares outstanding	1,807,911	18,398,086	(o)	20,142,651	—	20,142,651
		(63,346)	(o)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Note 1—Basis of Pro Forma Presentation

        The unaudited pro forma condensed consolidated financial information and explanatory notes are presented to give effect to and show the pro forma impact of the transactions comprising the Recapitalization, and further adjusted to show the pro forma impact of stockholder adoption of the amendments to the Company's Certificate of Incorporation described in this Proxy Statement (Proposals 4 and 5). If stockholders do not approve the amendments, then the pro forma adjustments for the Recapitalization would continue to apply and no further adjustments would be applicable. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2013 assumes that the Combined Transactions were completed on that date. The unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2013 and the year ended December 31, 2012 assume that the Combined Transactions had been completed on January 1, 2012.

        Dividends on the Common Stock Equivalents and the Series G Non-Voting Preferred Stock are not cumulative. As a result, prior to adoption of Proposals 4 and 5, there will not be any difference between the net earnings (or loss) reported and the net earnings (or loss) attributable to Common Stock unless and until the Board of Directors of the Company declares any dividend, which the Board currently cannot do because of the Company's financial condition and the requirement of prior regulatory approval imposed by the cease and desist order issued by the Federal Reserve Board to the Company.

        The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not indicate the financial position or results that would have been realized had the Combined Transactions been completed as of the dates indicated or that will be realized in the future following stockholder adoption or rejection of the amendments, nor does it represent the impact of possible changes to the Company's business model or potential changes to asset valuations due to current market conditions. The unaudited pro forma condensed consolidated financial information also does not consider any potential effects of current market conditions on interest income and expense, operational efficiencies, asset dispositions, and non-performing assets, among other factors.

Note 2—Pro Forma Adjustments for Impact of Combined Transactions

        The following describes the pro forma adjustments to the Company's historical financial statements:

  a.
  Represents the net proceeds from the issuance of 4,235,500 shares of Common Stock at $1.00 per share, after deducting estimated expenses of the Recapitalization.

  b.
  Prior to the completion of the Recapitalization, the Company had capitalized transaction costs incurred in connection with the Recapitalization. Upon completion, these costs were allocated to Stockholders' Equity as a reduction to additional paid-in capital.

  c.
  Reflects the exchange of 2,575 shares of Common Stock Equivalents for $2.575 million principal amount of the Company's $5 million bank loan as part of the Recapitalization.

  d.
  The unpaid accrued interest of $1.755 million on the entire $5 million principal amount of the loan accrued to August 22, 2013 was forgiven as part of the Recapitalization. Under the terms of the loan, interest had been accruing at the default rate of 11% per annum since the Company defaulted on the loan in 2010. The amount shown is the unpaid accrued interest as of June 30, 2013. A portion ($1.220 million) of the forgiven interest will be reported as a gain on restructuring (a component of income) during the Company's third quarter of 2013, and the balance of the forgiven interest ($535 thousand) will be added to the principal balance of the bank loan that remains outstanding after consummation of the Recapitalization, in accordance with Accounting Standards Codification ("ASC") 470-60-35 Troubled Debt Restructurings by Debtors. As a result, the principal balance shown post the Recapitalization

    (both Pre-Conversion and Post-Conversion) is greater by $535 thousand than the amount computed by subtracting $2.575 million (representing the value of the equity exchanged for debt) from the original principal balance of the loan of $5 million.

  e.
  2,646 shares of Common Stock Equivalents with a liquidation preference and initial agreed upon value of $2.646 million were exchanged for all of the accumulated dividends on the TARP Preferred Stock, aggregating $2.646 million as of the date of the exchange. The amount shown is the accumulated dividends as of June 30, 2013. The terms of the Common Stock Equivalents provide for escalating non-cumulative dividends that commence on February 15, 2014 at an initial coupon rate of 9% per annum, increasing by 2% per quarter thereafter up to a maximum rate of 19% after approximately 21 months from issuance.

  f.
  Reflects payment of the accrued transaction expenses as of June 30, 2013 with a portion of the proceeds from the Subscription Offering that was part of the Recapitalization.

  g.
  The Company issued shares of Common Stock Equivalents in exchange for the five series of preferred stock it then had outstanding, including the TARP Preferred Stock, as part of the Recapitalization. The Common Stock Equivalents had a liquidation preference and an initial agreed upon value equal to 50% of the aggregate liquidation preference of $17.55 million for all of the preferred stock exchanged. The previously recorded unamortized preferred stock discount attributable to the TARP Preferred Stock has been allocated to additional paid-in capital. Also, Common Stock Equivalents with a liquidation preference and an initial agreed value of $2.575 million were issued in exchange for $2.575 million in principal amount of the Company's $5 million bank loan.

  h.
  One of the recipients of Common Stock Equivalents contemporaneously exchanged 698 shares of Common Stock Equivalents for 6,982 shares of Series G Non-Voting Preferred Stock. The Series G Non-Voting Preferred Stock has a dividend preference over the Common Stock of $0.001 per share of Series G Non-Voting Preferred Stock but does not have a liquidation preference.

  i.
  Represents the par value attributable to the Common Stock issued in the Subscription Offering and that will be issued upon automatic conversion of the Common Stock Equivalents upon effectiveness of the proposed amendment to increase the Company's authorized shares of Common Stock. Also represents the par value attributable to Non-Voting Common Stock upon conversion of the Series G Non-Voting Preferred Stock upon approval of the proposal to authorize a new class of Non-Voting Common Stock.

  j.
  Represents the increase in additional paid-in capital for Common Stock resulting from the transactions comprising the Recapitalization, before considering the automatic conversion of the Common Stock Equivalents and the Series G Non-Voting Preferred Stock and after reflecting the automatic conversion of the Common Stock Equivalents and the Series G Non-Voting Preferred Stock upon approval of Proposals 4 and 5.

  k.
  The Company sold an aggregate of $200,000 of Common Stock to directors and officers in July and November 2012 from treasury shares. Under the terms of those sales, the number of shares sold was to be reduced if the stock price in the Subscription Offering exceeded the price paid by the directors and officers. Based on the Subscription Offering price of $1.00 per share of Common Stock, the number of shares sold to one officer was reduced by 7,471 shares, the number of shares of treasury stock was increased by 7,471 and the book value of treasury stock was correspondingly increased.

  l.
  Reflects forgiveness of the accrued interest on the entire amount of the bank loan for the income statement period. Pursuant to ASC 470-60-35, any future payments made on the remaining loan amount pursuant to the modified terms shall be applied to the carrying amount of the loan payable, and no interest expense will be recorded on the modified loan between the date that it was restructured (i.e., the closing of the Recapitalization) and the maturity of the loan provided that the floating rate on the remaining note does not exceed 6%. Accordingly, the pro forma income statement results do not show any offset for interest at the modified rate of 6% per annum that would have been in effect during the period on the remaining principal balance of $2.425 million for the bank loan after the completion of the Recapitalization.

  m.
  No tax provision has been provided for the change in pro forma interest expense due to the Company's recent losses. The portion of the forgiveness of the accrued interest that will be reported as gain on restructuring in the third quarter of 2013 represents taxable income to the Company, but the Company's valuation allowance against its deferred tax assets is sufficient to fully offset the corresponding tax liability that would otherwise exist.

  n.
  The accumulated dividends and the amortization of the preferred stock discount on the TARP Preferred Stock were eliminated upon the exchange thereof for shares of Common Stock Equivalents and no longer affect earnings per share as calculated for financial reporting purposes. If dividends on the Common Stock Equivalents are not paid for six dividend periods, the holders of Common Stock Equivalents, along with certain other series of preferred stock, if any, then outstanding, would be entitled to elect two new directors. If the amendments to the Certificate of Incorporation are not approved and the Board declares dividends on the shares of Common Stock Equivalents in the future, then there would be an adverse impact on income (loss) available to common stockholders and earnings (loss) per share of Common Stock.

  o.
  Basic shares outstanding reflects the issuance of the Common Stock Equivalents and Series G Non-Voting Preferred Stock on an as-converted basis, and the issuance of the shares of Common Stock in the Subscription Offering, net of the reduction of 7,471 shares described in Note (k) above related to the number of shares sold to an officer in November 2012 at a price below the price in the private placement.

 PROPOSAL 6. AMENDMENT OF BROADWAY FINANCIAL CORPORATION
2008 LONG-TERM INCENTIVE PLAN

        Stockholders will be asked at the Annual Meeting to approve amendments to the Broadway Financial Corporation 2008 Long-Term Incentive Compensation Plan (the "LTIP") that would increase the share authorizations under the LTIP and change the permitted types of performance measures that may be used for awards intended to constitute "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code. The proposed amendments, which have been approved by the Board subject to stockholder approval, would increase the total number of shares of Common Stock that may be delivered to participants in the LTIP to 2,000,000 shares from the current total of 437,390 shares of Common Stock that are either subject to outstanding awards or reserved for future awards under the LTIP. The amendments would also increase the maximum number of shares of Common Stock that may be covered by stock options and stock appreciation rights ("SARS") granted to a participant in one calendar year to 250,000 from the current maximum of 120,000 shares.

        Compensation exceeding $1 million paid to certain officers of a public corporation is not generally deductible for federal income tax purposes, except for performance-based compensation as defined in Section 162(m) of the Internal Revenue Code. One of the requirements of Section 162(m) is that the compensation must be conditioned on achievement of one or more performance measures that have been approved by the corporation's stockholders within the preceding five years. Stockholder approval will be requested to use for this purpose measures based on any one or more of the following Company, subsidiary, operating unit or division performance measures as selected by the committee that administers the LTIP: net earnings; net interest income; operating or interest rate margins; earnings per share; efficiency ratio or other cost control measures or objectives; return on equity; return on assets; stock price; comparisons with stock market indices; regulatory achievements; economic value added metrics; strategic business objectives, consisting of one or more objectives based on meeting specified volume or market share targets, business expansion goals, or goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding or investments or assets or net assets.

        An affirmative vote on Proposal 6 will constitute both stockholder approval of the amendments to the LTIP described above and approval of the performance measures for purposes of Section 162(m) of the Internal Revenue Code described above.

        The Board of Directors originally established and obtained stockholder approval of the LTIP because the Board believes in the merits of linking key employees' overall compensation opportunities to the enhancement of long-term stockholder returns. The Company uses equity-based compensation, such as stock options and other stock-related awards, as key elements of its compensation packages. The Board believes it is important for the employees and directors of the Company and its subsidiaries to have an equity interest in the Company, and to be eligible to receive equity linked incentive awards. The Company currently has outstanding Awards under the LTIP covering 148,750 shares of Common Stock, leaving 288,640 shares of Common Stock available for future Award grants. Approval of the proposed increase in the number of shares of Common Stock that may be issued pursuant to the LTIP will help achieve this goal and is necessary in order for the Company to continue making equity awards to employees and directors at competitive levels.

        A summary of the material provisions of the LTIP is set forth below.

The Board of Directors unanimously recommends that you vote "FOR"
the proposal to approve the amendment to the
Company's 2008 Long-Term Incentive Plan.

 General

        To achieve the Board's long-term incentive compensation objectives described above, the LTIP provides for the grant of non-qualified and incentive stock options, stock appreciation rights ("SARs"), full value awards and cash incentive awards. Each of these is referred to in the LTIP and in this summary as an Award.

        The LTIP is administered by a committee (the "Committee") of two or more members of the Board who are selected by the Board. The Committee selects the persons to whom Awards under the LTIP are granted ("Participants") within the eligibility criteria of the LTIP, the types of Awards that are granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of the Awards. The Committee may delegate all or any portion of its responsibilities or powers under the LTIP to persons selected by it. To the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board is authorized to take any action under the LTIP that would otherwise be the responsibility of the Committee.

        As listed above, the Company has limited capacity under the LTIP to issue more Awards, which constrains the Board's ability to offer appropriate long-term incentives to existing employees and adversely impacts the Company's ability to hire the best personnel possible. In addition, in light of the compensation limitations imposed on the Bank and the Company by the cease and desists orders currently in effect and the Board's desire to reward the successful efforts of existing employees in completing the Recapitalization, the Board believes that increasing the number of shares of Common Stock that could be issued pursuant to Awards is appropriate. Also, in view of the substantial increase in the number of shares of Common Stock and Common Stock Equivalents that are now outstanding as a result of the Recapitalization, the Board believes that the potential pool of shares available for issuance under the LTIP should be increased significantly. As approved by the Board, the proposed number of shares reserved for issuance under the LTIP would represent approximately 9.0% of the potential fully diluted shares, assuming full exercise of all such shares reserved for issuance under the LTIP.

        If this Proposal 6 is approved by stockholders, the maximum number of shares that may be delivered to Participants and their beneficiaries under the LTIP will be 2,000,000. Any shares covered by an Award that are not delivered on an unrestricted basis—for example, because the Award is forfeited, canceled, settled in cash or used to satisfy the applicable tax withholding obligation—will not be deemed to have been delivered for this purpose. If the exercise price of any option granted under the LTIP or any Prior Plan, or the tax withholding obligation with respect to any Award granted under the LTIP or any Prior Plan, is satisfied by tendering shares of Common Stock to the Company, only the number of shares of Common Stock issued net of the shares of Common Stock tendered will be deemed delivered for purposes of determining the number of shares of Common Stock available for delivery under the LTIP.

        The following additional limits currently apply to Awards under the LTIP: (i) no more than 351,718 shares of Common Stock may be delivered to Participants and their beneficiaries under the LTIP on exercise of incentive stock options; (ii) the maximum number of shares of Common Stock that may be covered by options and SARs granted to any one Participant in any one calendar year may not exceed 120,000; (iii) the maximum number of shares of Common Stock that may be delivered pursuant to full value awards will be 175,859; (iv) the maximum number of shares that may be delivered pursuant to full value awards intended to be performance-based compensation (as described below) granted to any one Participant during any one calendar-year period, regardless of whether settlement of the award is to occur prior to, at the time of, or after the time of vesting, may not exceed 120,000; (v) the maximum amount of cash incentive awards intended to be performance-based compensation payable to any one Participant with respect to any performance period will equal $83,333 multiplied by the number of calendar months included in the performance period.

        The shares of Common Stock with respect to which Awards may be made under the LTIP include both currently authorized but unissued shares and, to the extent permitted by applicable law, previously issued shares that have been reacquired by the Company and are held as treasury shares, including shares purchased in the open market or in private transactions. At the discretion of the Committee, an Award under the LTIP may be settled in cash rather than Common Stock. The closing price of the Common Stock on September 30, 2013 was $1.21 per share.

        The Committee may use shares of Common Stock available under the LTIP as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

        In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee for this purpose may include: (i) adjustment of the number and kind of shares which may be delivered under the LTIP; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable, which may include, among other possible adjustments, replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction and cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of an option or SAR, the amount of such payment may be the excess of the value of the Stock subject to the option or SAR at the time of the transaction over the exercise price.

        Unless otherwise provided by the Committee, Awards under the LTIP are not transferable, except as designated by the Participant by will or by the laws of descent and distribution.

Eligibility

        All employees and directors of the Company or its subsidiaries, as well as consultants and other persons providing services to the Company or its subsidiaries, are eligible to become Participants in the LTIP, except that non-employees may not be granted incentive stock options. As of September 30, 2013, the Company and its subsidiaries had 72 employees and one consultant providing services to the Company who would be eligible to become Participants in the LTIP.

Options

        The Committee may grant an incentive stock option or non-qualified stock option to purchase the Common Stock at an exercise price determined under the option. Except as described below, the exercise price for an option must not be less than the fair market value of the Common Stock at the time the option is granted. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company's stockholders or as a result of adjustments for corporate transactions as described above. In addition, the Committee may grant options with an exercise price less than the fair market value of the Common Stock at the time of grant in replacement for awards under other plans assumed in connection with business combinations if the Committee determines that doing so is appropriate to preserve the benefit of the awards being replaced.

        Options are exercisable in accordance with the terms established by the Committee. The full purchase price of each share of Common Stock purchased upon the exercise of any option must be paid at the time of exercise of an option. Except as otherwise determined by the Committee, the purchase price of an option is payable in cash, by promissory note, in Common Stock (valued at fair market value as of the day of exercise), or a combination thereof. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on Common Stock acquired pursuant to the exercise of an option as the Committee determines to be desirable. In no event will an option be granted with an effective period of more than ten years after the grant date.

Stock Appreciation Rights

        An SAR entitles the Participant to receive the amount (in cash or stock) by which the fair market value of a specified number of shares of Common Stock on the exercise date exceeds an exercise price established by the Committee. Except as described below, the LTIP provides that the exercise price for an SAR must not be less than the fair market value of the Common Stock at the time the SAR is granted or, if less, the exercise price of the tandem option. In addition, the Committee may grant SARs with an exercise price less than the fair market value of the Common Stock at the time of grant in replacement for awards under other plans assumed in connection with business combinations if the Committee determines that doing so is appropriate to preserve the benefit of the awards being replaced. The Committee may grant an SAR independent of any option grant and may also grant an option and an SAR in tandem with each other. SARs and options granted in tandem may be granted on different dates but may have the same exercise price. SARs will be exercisable in accordance with the terms established by the Committee. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on Common Stock acquired pursuant to the exercise of an SAR as the Committee determines to be desirable.

Full Value Awards

        The following types of "full value awards" may be granted pursuant to the LTIP, as determined by the Committee:

  •
  The Committee may grant shares of Common Stock that may be in return for previously performed services, or in return for the Participant surrendering other compensation that may be owed to the Participant.

  •
  The Committee may grant shares of Common Stock that are contingent on the achievement of performance or other objectives during a specified period.

  •
  The Committee may grant shares of Common Stock subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the Participant, or the achievement of performance or other objectives.

        Any full value awards will be subject to such other conditions, restrictions and contingencies as the Committee determines. If the right to become vested in a full value award is conditioned on the completion of a specified period of service with the Company or the subsidiaries, without achievement of performance measures (as described below) or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting will not be less than three years (subject to accelerated vesting, to the extent provided by the Committee, in the event of the Participant's death, disability, retirement, change of control or involuntary termination).

Cash Incentive Awards

        The Committee may grant cash incentive awards (including the right to receive payment of Common Stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of a Participant's performance objectives over a specified period established by the

Committee. The grant of cash incentive awards may also be made subject to such other conditions, restrictions and contingencies, as may be determined by the Committee.

Change in Control

        The LTIP provides that the vesting of Awards under the LTIP will be accelerated in the event we experience a Change in Control. A "Change in Control" is defined in the LTIP generally to occur when a person or group of persons acting in concert acquires beneficial ownership of, or makes a tender offer for, 20% or more of a class of the Company's or the Bank's equity securities or in the event of a merger or other form of business combination, sale of all or substantially all of the Company's or the Bank's assets, a plan of liquidation for the Company or the Bank is adopted or a solicitation of our stockholders seeking approval of any of the foregoing is made by anyone other than our Board of Directors or a majority of the Board of Directors ceases to consist of persons who were directors as of the adoption date of the LTIP or persons who were nominated by such directors, or in certain other circumstances constituting a Change in Control as defined for specified regulatory purposes.

Amendment and Termination

        The LTIP may be amended or terminated by the Board at any time, and the Board or the Committee may amend any Award granted under the LTIP, provided that no amendment or termination may adversely affect the rights of any Participant under the Award granted prior to the date such amendment is adopted without the Participant's written consent. The Board may not amend the provision of the LTIP related to repricing without approval of the Company's stockholders. The LTIP will remain in effect as long as any Awards under it are outstanding, but no new Awards may be granted after May 8, 2018.

Federal Income Tax Effects

        IRS CIRCULAR 230 NOTICE. Any advice expressed in this description as to tax matters was neither written nor intended to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed under U.S. tax law. If any person uses or refers to any such tax advice in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then (i) the advice was written to support the promotion or marketing of that transaction or matter, and (ii) such taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

        The following is a brief summary of the anticipated federal income tax effects of Awards granted under the LTIP. This summary is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the LTIP. A Participant may also be subject to state and local taxes in connection with the grant of Awards under the LTIP. The Company recommends that Participants consult with their individual tax advisors to determine the applicability of the tax rules to the Awards granted to them in their personal circumstances.

Non-Qualified Options

        The grant of a non-qualified option does not result in taxable income to the Participant. Except as described below, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

        The exercise of a non-qualified option through the delivery of previously acquired Common Stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will have the same tax basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the Participant at the time of the exercise. The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such shares determined at the time of exercise.

Incentive Stock Options

        The grant of an incentive stock option ("ISO") does not result in taxable income to the Participant. The exercise of an ISO does not result in taxable income to the Participant if the Participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is disabled, as that term is defined in the Internal Code).

        The excess of the fair market value of the shares of Common Stock covered by an ISO at the time of the exercise of the ISO over the exercise price is an adjustment that is included in the calculation of the Participant's alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the Participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the Participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

        If the Participant does not sell or otherwise dispose of the Common Stock within two years from the date of the grant of the ISO or within one year after receiving the transfer of such Common Stock, then, upon disposition of such Common Stock, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain, and the Company will not be entitled to any deduction for federal income tax purposes. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

        If the foregoing holding period requirements are not met, the Participant will generally realize ordinary income, and a corresponding deduction will be allowed to the Company, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

        The exercise of an ISO through the exchange of previously acquired Common Stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of an NQO; that is, as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will have the same tax basis and, for capital gain purposes, the same holding period as the shares that are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares to receive ISO treatment. Shares received in excess of the number of shares given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares received will have a basis equal to the amount of the cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.

        If the exercise price of an ISO is paid with shares of Common Stock acquired through a prior exercise of an ISO, gain will be realized on the shares given up (and will be taxed as ordinary income) if those shares have not been held for the minimum ISO holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.

Stock Appreciation Rights

        The grant of an SAR does not result in taxable income to the Participant. Upon exercise of an SAR, the amount of cash or the fair market value of shares received is taxable to the Participant as ordinary income, and a corresponding deduction will be allowed to the Company. Gains or losses realized by the Participant upon disposition of such shares are treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Full Value Awards

        A Participant who has been granted a full value award does not realize taxable income at the time of grant, and the Company is not entitled to a deduction at that time, if the grant is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of other objectives, assuming that the restrictions constitute a "substantial risk of forfeiture" for federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period will also be compensation income to the Participant and deductible as such by the Company.

        If delivery of Common Stock pursuant to the settlement of an Award under the LTIP is deferred to a date that is later than the vesting date (by reason of the Participant filing a properly completed deferral form, or by reason of action of the Company), the Participant will recognize income at the time of distribution, in an amount equal to the then fair market value of the shares. Generally, delivery will be considered to have been deferred during the period in which the Participant has only an unsecured promise to receive the shares in the future, the Participant does not have the right to vote the shares, and the shares are not treated as outstanding on the books and records of the Company. At the time the Participant recognizes income with respect to the delivery, the Company will be entitled to a corresponding deduction. Awards providing for such deferred delivery are sometimes referred to as "stock units" or "phantom shares."

Cash Incentive Awards

        A Participant will realize taxable income at the time the cash incentive award is distributed, and the Company will be entitled to a corresponding deduction.

Change in Control

        Any acceleration of the vesting or payment of Awards under the Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Internal Revenue Code, which may subject the Participant to a 20% excise tax and which may not be deductible by the Company.

Limit on Deductible Compensation

        A federal income tax deduction is not generally available for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute "performance-based compensation" are not counted toward the $1 million limit. It is expected that, generally, options and SARs granted under the LTIP will satisfy the requirements for "performance-based compensation." The Committee may designate whether any full value Awards or cash incentive Awards being granted to any Participant are intended to be "performance-based compensation" as that term is used in section 162(m) of the Internal Revenue Code. Any such Awards designated as intended to be "performance-based compensation" must be conditioned on the achievement of one or more performance measures, to the extent required by Code section 162(m). The performance measures that may be used for such Awards are set forth in the LTIP and include, among others, measures based on any one or more of the following Company, subsidiary, operating unit or division performance measures as selected by the Committee: net earnings; net interest income; operating or interest rate margins; earnings per share; efficiency ratio or other cost control measures or objectives; return on equity; return on assets; stock price; comparisons with stock market indices; regulatory achievements; economic value added metrics; strategic business objectives, consisting of one or more objectives based on meeting specified volume or market share targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, investments or to assets or net assets.

        If the Company or a subsidiary has an employee who is among the five most highly compensated officers, the Company's or subsidiary's deduction will be subject to this limit. To preserve the deduction for the subsidiary, the Company has designed the LTIP to enable Awards thereunder to constitute "performance based compensation" and not be counted toward the $1 million limit.

Deferred Compensation Rules

        Certain Awards under the Plan may be subject to tax rules that apply to nonqualified deferred compensation plans. If an Award is subject to those rules, and fails to conform to them, the recipient may have accelerated recognition of taxable income, and may also become liable for interest and tax penalties. Failure to satisfy these tax rules will not have an adverse tax effect on the Company. The Company intends that, to the extent that Awards are subject to the new deferred compensation rules, the Awards will be structured to satisfy those rules.

 PROPOSAL 7. APPROVAL OF ADJOURNMENT OF ANNUAL MEETING

        The Board may request that the Annual Meeting be adjourned and reconvened at a later time or date if sufficient votes have not been received as of the time that the Annual Meeting is convened to approve each of the proposals described in this Proxy Statement or if there are not sufficient shares present at the Annual Meeting, in person or by proxy, to constitute a quorum for the transaction of business. Adjourning the meeting and reconvening it a later time or date would enable the Board to solicit additional votes in favor of the proposals or to constitute a quorum for the transaction of business. We have included this proposal in this Proxy Statement in order to allow proxies that we have received as of the time that the Annual Meeting is convened to be voted for an adjournment of the Annual Meeting.

        If the Annual Meeting is adjourned, no notice of the date, time and place at which the Annual Meeting will be reconvened will be required to be given, other than by announcement of such date, time and place at the Annual Meeting, except that a notice of the date, time and place at which the Annual Meeting is to be reconvened would be required to be sent to the Company's stockholders if the adjournment is for more than 30 days or if a new record date is established for the reconvened Annual Meeting.

The Board of Directors unanimously recommends that you vote "FOR"
the adjournment of Annual Meeting if requested by the Board of Directors.

 STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE ANNUAL MEETING

        Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company's 2014 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before January 15, 2014, or such later date as may be designated by the Board if the 2014 Annual Meeting of Stockholders (the "2014 Annual Meeting") is not held in June. The Board will review any stockholder proposal that is filed as required and will determine whether such proposal meets applicable criteria for inclusion in the proxy solicitation materials and for consideration at the 2014 Annual Meeting. Except for director nominations, any stockholder may make any proposal at the 2014 Annual Meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary of the Company on or before May 20, 2014, or such later date as may be designated by the Board if the 2014 Annual Meeting is not held in June, such proposal may only be voted upon at a meeting held at least 30 days after the Annual Meeting at which it is presented.

        Under the Company's Bylaws, stockholder nominations for election of directors may only be made pursuant to timely notice in writing received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the previous year's annual meeting of stockholders to be considered at the 2014 Annual Meeting. Such notice must state the nominee's name, age, business and residence addresses and principal occupation or employment and the class and number of shares of Common Stock beneficially owned by the nominee on the date of the notice. The required notice must also disclose certain information relating to the nominee of the type required to be disclosed in a Proxy Statement and in certain other filings under federal securities laws.

 ANNUAL REPORT AND FORM 10-K

        The Company's 2012 Annual Report to Stockholders, which includes our Annual Report on Form 10-K and contains the Company's consolidated financial statements for the year ended December 31, 2012, accompanies this Proxy Statement.

        Stockholders may obtain, without charge, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC, without the accompanying exhibits, by sending a written request to Daniele Johnson, Investor Relations Representative, Broadway Financial Corporation, 5055 Wilshire Boulevard, Suite 500, Los Angeles, California 90036. Stockholders may obtain any of the exhibits that are referred to in the list of exhibits attached to the Annual Report on Form 10-K upon payment to the Company of the cost of furnishing them.

BY ORDER OF THE BOARD OF DIRECTORS

Daniele Johnson
Secretary
October 31, 2013

Appendix A

Audit Committee Charter

        The Board of Directors ("Board") of Broadway Financial Corporation ("Company") has selected a subcommittee of independent directors to act on their behalf as the Audit Committee ("Committee"). As the Audit Committee, they have been delegated certain powers as defined herein.

I.     Statement of Authority

          The Board elected the Committee and empowered the group with oversight responsibility in order to ensure that the Company is consistently working to maintain and improve internal controls and financial reporting, as well as maintain compliance with all applicable laws and regulations. Through this charter, the Board delegates certain authority to the Committee to assist in fulfilling their oversight responsibilities.

          To discharge its oversight responsibilities effectively, the Committee will maintain open lines of communication with the Board, the Company's management, the Internal Auditor, the Independent Accountants and External Auditors contracted to assist in the monitoring responsibilities assigned.

          The Board recognizes that an informed, vigilant Audit Committee represents an effective influence for monitoring and evaluating adherence to internal operating and accounting controls along with fair and complete financial reporting as established by the Company's management and as reported by the Independent Accountants and the Internal Auditor. The members of the Committee are charged with the same duty of good-faith, diligence, care and skill expected of them as Directors of the Company.

II.    Organization

  1.
  The Committee shall be composed of three members, and not less than three outside directors who are independent of the Company's management. The members of the Committee shall be elected by the Board for a one-year term. All vacancies in the Committee are to be filled by the Board to complete the unexpired term.

  2.
  The Committee shall have a Chairman, elected by the Board. The Chairman shall call meetings, determine who shall attend, preside at each meeting of the Committee and appoint a secretary who shall keep a record of the Committee's proceedings.

  3.
  The Committee shall meet monthly to review the activities and reports of the Internal Auditor, and other matters requiring consideration by the Committee. The Committee Chairman may call other meetings during the year as deemed necessary and prudent.

  4.
  The Committee shall meet privately with the Internal Auditor at each Committee meeting. The Committee shall meet with Officers and Management when they are invited by the Committee for reviews and confirmation of responses.

  5.
  The Committee shall report its significant activities to the full Board at least monthly, to keep the Board informed of Committee activities, their findings and their respective resolution.

III.  Duties and Responsibilities

          The Committee shall be responsible for overseeing the Company's internal operation and accounting controls. To this end, the Committee has been charged with the following duties and responsibilities.

    1.
    Provide an open avenue of communication between the Internal Auditor, the Office of the Comptroller of the Currency (OCC), and the Board.

    2.
    Review the Committee's charter annually, and update as changes are deemed necessary to clarify the duties of the Committee in order to maintain compliance with an applicable laws and regulations.

    3.
    Recommend to the Board the employment of all Independent Accountants to be nominated, approve the compensation of the Independent Accountant, and review and recommend the discharge of the Independent Accountants.

    4.
    Determine the appointment, replacement, reassignment, or dismissal of the Internal Auditor.

    5.
    Confirm and assure the independence of the Internal Auditor and the Independent Accountant, including a review of management consulting services and related fees provided by the Independent Accountant.

    6.
    Inquire of management, the Internal Auditor, OCC and the Independent Accountant in regards to significant risks or exposures. Assess the steps management has taken to minimize such risk to the company.

    7.
    In consultation with the Independent Accountant and the Internal Auditor, determine the annual audit scope and annual audit plan of the Internal Auditor and the Independent Accountant.

    8.
    Consider with management and the Board, the rationale for employing audit firms other than the principal Independent Accountant.

    9.
    Review with the Internal Auditor the coordination of audit effort reduction of redundant efforts and the effective use of audit resources.

    10.
    Consider and review with the Independent Accountant and the Internal Auditor:

    •
    The adequacy of Company's internal controls including computerized information system controls and security.

    •
    Any related significant findings and recommendations of the Independent Accountant and Internal Auditor together with management's responses thereto.

    11.
    Review with management and the Independent Accountant those reports as set forth in the requirements of the Federal Deposit Insurance Corporation. Improvement Act of 1991 ("FIDICIA") in. 1.2 CFR Part 363, Annual Independent Audit and Reporting Requirements:

    •
    The Company's annual financial statements and related footnotes.

    •
    The Independent Accountant's audit of the financial statements and his or her report thereon.

    •
    Any significant changes required in the Independent Accountant's audit plan.

    •
    Any serious difficulties or disputes with management encountered during the course of the audit.

    •
    Other matters related to the conduct of the audit communicated to the Committee under generally accepted auditing standards.

    12.
    Consider and review with management and the Internal Auditor:

    •
    Significant findings during the year and managements responses thereto.

    •
    Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

    •
    Any changes required in the planned scope of their audit plan.

    •
    The internal audit department staffing.

    •
    Internal Audit's compliance with The IIA's Standards for the Professional Practice of Internal Auditing (Standards).

    13.
    Review filings with OCC and other published documents containing the company's financial statements and consider whether the information contained in these documents was consistent with the information contained in the financial statements.

    14.
    Review with management and the Internal Auditor the interim financial reports that are filed with the OCC or other regulators.

    15.
    Review policies and procedures with respect to officers' expense accounts and pre-requisites, including their use of corporate assets, and consider the results of any review of these areas by the Internal Auditor or the Independent Accountant.

    16.
    Review with the Internal Auditor the results of the review of the Bank's compliance with the Bank's code of conduct.

    17.
    Review legal and regulatory matters that may have a material impact on the financial statements, related Bank compliance policies and programs and reports received from regulators.

    18.
    Meet with the Internal Auditor and the Independent Accountant, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

    19.
    Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

    20.
    The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist in the conduct of any investigation.

    21.
    The Committee will perform such other functions as assigned by law, the Company's charter or by-laws, or as assigned by the Board.

IV.    Objectives and Scope

  A.
  Reviewing and evaluating existing accounting, financial, data processing, and operating controls that is established by the Board.

  B.
  Determining the extent of compliance with regulations achieved in Management's plans, policies and procedures.

  C.
  Reviewing operations or systems to determine whether results are consistent with the objectives and goals of the Board and Management.

  D.
  Assist Management by recommending standards of controls for systems or reviews of policies and procedures before implementation.

  E.
  Determining the extent to which Management properly accounts for and safeguards assets.

  F.
  Conducting special audits or reviews as a result of Board or Management requests.

  G.
  Evaluating the adequacy and reliability of information and communication within the Bank for Management's use.

  H.
  Insure that caution was taken and audit activities are performed in a manner consistent with 'The Standards for the Professional Practice of Internal Auditing," promulgated by the Institute of Internal, Internal Auditors and as directed by the Charter.

  I.
  Coordinating the relationship between internal and external audits.

  J.
  Determine if reasonable efforts have been made to clear audit exceptions by requiring that responses to audits are in writing. The reply should address corrective action taken or to be taken to all recommendations or, if not in agreement with the recommendation the justification for the difference in opinion.

  K.
  If an audit has been conducted, and the audited entity(ies) has/have failed to respond timely to the audit inquiry or failed to take reasonable steps to clearing an audit exception, the Committee recommends note of the incident be incorporated in the employee's personnel file.

          The Internal Auditor will incorporate these overall objectives into efficient and comprehensive audit programs which will be developed for each area examined. The Internal Auditor will consider the adequacy of existing internal controls in determining the nature, timing, and extent of audit procedures.

V.     Independence

          Independence is essential to the effectiveness of internal auditing. This independence is obtained primarily through the Audit Charter and the Board of Directors.

          The organizational structure of the internal auditing function and the supports accorded to it by the Board and Management are major determinants of effectiveness and value. The Internal Auditor, therefore, reports to the Audit Committee of the Board whose authority assures both a broad range of audit coverage and the adequate consideration of an effective action on the audit findings and recommendations.

          Administratively, the Internal Auditor reports to the President/ CEO.

          The Board of Directors amended and approved this Charter on January 23, 2013

Appendix B

Compensation Committee Charter

PURPOSE

        The Board of Directors of Broadway Federal Bank (the "Company") has delegated to the Compensation Committee strategic and administrative responsibility on a broad range of overall Company compensation, benefits and stock option issues.

        The Compensation Committee is responsible for the review and reporting to the Board of Directors on all executive compensation matters that impact the Company and its subsidiaries.

        It is the Committee's responsibility to ensure that the Chief Executive Officer, other officers and key management of the Company are compensated in a manner that will attract, motivate and retain the best possible management team for the shareholders of the Company.

        It is the Committee's responsibility to ensure that compensation paid is consistent with the strategic goals of the Company; is based on performance against predetermined goals; is internally equitable and competitive, and is consistent with all regulatory requirements.

        The Committee is also responsible for the communication to shareholders regarding the Company's compensation philosophy and the reasoning behind its compensation policies by producing an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with the rules and regulations of the Securities and Exchange Commission.

COMMITTEE MEMBERSHIP

        The Committee will be comprised of a minimum of three outside directors. Members shall be appointed annually by the Board and shall serve at the pleasure of the Board and for such term or terms as the Board may determine. Members will not be officers or employees of the company (or an individual who has served in that capacity during the past three years).

MEETINGS AND STRUCTURE

        The Committee will meet on a regular basis. Special meetings of the Committee may be called if warranted, and actions may be taken by unanimous written consent when deemed necessary or desirable by the Committee or its chairperson.

        The Committee may invite, consistent with maintaining confidentiality of its discussions, any other person the Committee or its chairperson deems necessary or desirable to assist the Committee in its deliberations.

COMMITTEE RESPONSIBILITIES

  1.
  The Committee shall review the compensation strategy for the Company on an annual basis. The Committee shall have a strategy in place for base salary, bonus (short term incentive), equity (long term incentive) and benefits. The primary goal of the compensation strategy is to insure that the Company has the compensation programs in place to attract, retain and motivate the best possible workforce.

  2.
  At the executive level, the strategy should ensure that the Chief Executive Officer and the members of executive management are rewarded appropriately for their contributions to Company growth and profitability. The executive compensation strategy must support the Company's business strategy and be aligned in a manner that is in the best interest of shareholders.

  3.
  The Committee will annually review and approve the individual elements of total compensation for the Chief Executive Officer, including corporate goals and objectives relevant to the CEO's compensation, evaluate the performance of the CEO in light of those goals and objectives, and set the CEO's compensation level based upon this evaluation.

  4.
  The Committee will review and approve the recommendations made by the Chief Executive Officer on all other officers of the Bank as defined in Section 16 of the Securities Exchange Act of 1934 as amended and Rule 16 a-1 promulgated thereunder (each a "Section 16 Officer").

  5.
  The Committee will review and approve any severance or similar termination payments proposed to be made to any current or former Section 16 Officer.

  6.
  The Committee will prepare and communicate in the annual Board Compensation Committee Report to shareholders the factors and criteria on which the compensation for the prior year for the CEO was based, including the relationship of the Company's performance to executive compensation.

  7.
  The Committee will ensure that the annual executive incentive compensation plan is administered in a manner consistent with the Company's compensation strategy. The Committee will approve the following plan elements:

  •
  Participation

  •
  Target annual incentive awards.

  •
  Corporate financial goals.

  •
  Actual awards paid to the CEO and members of Executive Management

  •
  Total funds reserved for payment under the plan.

  8.
  The Committee will approve for submission to shareholders all new equity-related incentive plans, and administer the Company's long term incentive programs in a manner consistent with the terms of the plans as to the following:

  •
  Participation

  •
  Vesting Requirements

  •
  Awards to the CEO and members of Executive Management

  •
  Total shares reserved for awards

  9.
  The Committee will review with the CEO matters relating to management succession, bench strength and organizational development.

  10.
  The Committee will review and approve the Company's annual salary increase budget and any policy issues related to the administration of the Company's salary or benefit programs.

  11.
  The Committee will prepare required reports for the Board of Directors.

  12.
  In consultation with management, the Committee will oversee regulatory compliance with respect to compensation matters, including overseeing the Company's policies on structuring compensation programs to preserve tax deductibility.

  13.
  The Committee will consider and recommend to the Board for approval corporate title appointments of Senior Vice Presidents and above.

  14.
  The Committee will review and make recommendations to the Board to ensure the adequacy and appropriateness of Director compensation and benefits.

  15.
  The Committee will semi-annually review executive and all incentive compensation to ensure compliance with TARP and to make sure the plans do not encourage "unnecessary or excessive" risk taking.

  16.
  The Committee will annually certify to the Department of Treasury the Bank's compliance with TARP regulations.

  17.
  The Committee will annually develop a non-binding shareholder "Say on Pay' vote.

  18.
  The Committee will meet annually with executives and incentive plan participants and state the Board's strong views against "excessive and unnecessary" risk taking. Committee will ensure all plan participants sign the TARP waiver form.

  19.
  The Committee will manage the CD&A disclosure as it relates to compensation consultant disclosure and disclosure of all perquisites totaling over $25,000.

  20.
  The Committee may retain its own outside experts for advice on any matter under review, as the Committee may deem necessary or appropriate and without seeking approval of the Board or Management.

  21.
  The Committee shall perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company's compensation programs.

        The Board of Directors amended and approved this Charter on February 11, 2013.

Appendix C

Nominating Committee Charter

        The Board of Directors ("Board") of Broadway Financial Corporation ("Company") has elected a committee of the Directors to act on their behalf as the Nominating Committee ("Committee"). The Committee has been delegated certain powers by the Board as defined herein.

I.     STATEMENT OF AUTHORITY

          The Board elected and empowered the Committee to function as the Nominating Committee of the Board and to manage the nomination process for candidates for election to the Board. Through this charter, the Board delegates certain authority to the Committee to assist with the fulfillment of the Committee's responsibilities.

          To discharge its responsibilities effectively, the Committee will maintain open lines of communication with the Board, the Company's management, and shareholders. The members of the Committee are charged with the same duty of care, good faith, diligence and skill expected of them as Directors of the Company.

II.    ORGANIZATION

          The Committee shall be composed of three members who are independent of the Company's management. The Board shall elect the members of the Committee for a one-year term. All vacancies in the Committee are to be filled by the Board to complete the unexpired term.

          The Board shall designate the Chair of the Committee. The Chair shall call meetings, determine who, in addition to members of the Committee, shall attend, preside at each meeting of the Committee, and appoint a secretary who shall keep a record of Committee proceedings.

          The Committee shall meet at least annually to conduct and manage the nomination process for Directors, and the Chair may call other meetings of the Committee during the year, as the Chair deems necessary and prudent.

          The Committee shall report its significant actions and activities to the full Board to keep the Board informed of the Committee's findings, actions and activities.

III.  DUTIES AND RESPONSIBILITIES

  Nomination Duties and Responsibilities

  1.
  The Committee shall review the qualifications and performance of current Directors standing for re-election and determine their willingness to be re-elected.

  2.
  The Committee shall seek to identify qualified candidates to become members of the Board, as determined by the Board to be desirable to fill vacancies or to expand the Board from time to time.

  3.
  The Committee will consider, using the same criteria as for other candidates, Director Candidates recommended by shareholders in accordance with the procedures stated in the Company's bylaws.

  4.
  The Committee will direct disclosure of the Committee's charter on the Company's website or as an appendix to the Company's proxy statement at least once every three years in accordance with the rules of the Securities and Exchange Commission.

C-1

  Nominee Qualifications

          Nominees for election to the Board should have more than one of the following qualifications:

    1.
    Be familiar with the Company's business and the business of the Company's bank subsidiary, Broadway Federal Bank ("Bank").

    2.
    Have a successful career and be familiar with and knowledgeable of the market and communities in which the Bank operates.

    3.
    Understand financial statements, budgeting and strategic planning.

    4.
    Provide occupational, gender and/or ethnic diversity to the Board.

    5.
    Understand the operation and scope of laws, regulations and contract obligations applicable to the Company and the Bank.

    6.
    Have established a reputable business reputation and network of contacts within the market in which the Bank operates, and the capacity to bring new business to the Bank.

    7.
    Willingness and ability to commit time to prepare for and attend Board and committee meetings.

        The Board of Directors amended and approved this Charter on October 24, 2012.

C-2

APPENDIX D

Proposed Amended Form of Article FOURTH to
Certificate of Incorporation(1)

        FOURTH: A.    The total number of shares of all classes of stock which this corporation shall have authority to issue is ~~nine~~fifty-six million (~~9,000,000~~56,000,000), of which ~~eight~~ fifty million (~~8,000,000~~50,000,000) shall be common stock, par value $0.01 per share, having full voting rights; five million (5,000,000) shall be non-voting common stock, par value $0.01 per share; and one million (1,000,000) shall be serial preferred stock, par value $0.01 per share.

        B.1.    The shares of non-voting common stock shall be a separate class of stock that shall have all of the rights and other attributes of the class of shares of common stock having full voting rights that the corporation has authority to issue, including but without limitation the right to share ratably with the shares of the class of common stock having full voting rights, based on the respective numbers of outstanding shares of each such class, any dividends and any distributions on liquidation declared and paid on common stock, except as set forth in the remainder of this Article FOURTH, Paragraph B.

        2.    The shares of non-voting common stock constitute non-voting shares of the corporation and the holders of the shares of non-voting common stock are not entitled to vote on any matter other than as required by law.

        3.    Each share of non-voting common stock shall convert, automatically and without any action by any person, into one fully paid and nonassessable share of common stock having full voting rights upon any transfer of such share to any person other than the Initial Holder or any Affiliate of such Initial Holder pursuant to clause (iii), (iv) or (v) of the following sentence. The shares of non-voting common stock are not convertible into common stock having full voting rights by the Initial Holder or any Affiliate of such Initial Holder and may only be transferred by the Initial Holder or such Affiliate (i) to an Affiliate of such Initial Holder, (ii) to the corporation, (iii) in a widespread public distribution, (iv) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the corporation, or (v) to a transferee that would control more than 50% of the voting securities of the corporation without any transfer from the Initial Holder or any Affiliate of such Initial Holder. Notwithstanding the foregoing, the corporation may restrict such conversion to the extent it would be inconsistent with, or in violation of, the requirements of any Regulator with respect to the restrictions on the transfer of the non-voting common stock that are required in order to preserve the "non-voting" classification of the non-voting common stock for regulatory purposes. Any such restriction shall be imposed and deemed effective immediately upon the transmittal by the corporation of written notice to such holder specifying in reasonable detail the reason for such restriction; and in the event such notice is transmitted after the event giving rise to such automatic conversion, the restriction shall be deemed to have been imposed and effective retroactively to the time of such event, and such conversion shall be deemed not to have occurred, so long as such notice is transmitted within one hundred eighty (180) days after the event giving rise to such conversion. Such notice may be dispatched by first class mail, by electronic transmission, or by any other means reasonably designed and in good faith intended to provide prompt delivery to an executive officer (or equivalent) of, or legal counsel to, such holder.

(1)
Assumes both Proposal 4 to increase the Company's authorized number of shares of common stock having full voting rights and Proposal 5 to authorize the issuance of non-voting common stock are adopted at the Annual Meeting or an adjournment or postponement thereof. Additions of new text are indicated by underscoring and deletions of current text are indicated by ~~strikethroughs~~.

D-1

        4.    As used herein, the term "Initial Holder" shall mean any holder of the non-voting common stock who acquired such stock through conversion of one or more shares of Series G Non-Voting Preferred Stock of the corporation, as in effect from time to time, or if cancelled, as in effect immediately prior to such cancellation (the "Series G Certificate of Designations"), issued by the corporation in accordance with the conversion provisions of the Certificate of Designations for the Series G Non-Voting Preferred Stock or on original issue by the corporation in an exchange for common stock having full voting rights that has been approved by the board of directors of the corporation. As used herein, the terms "Affiliate" and "Regulator" shall have the respective meanings given such terms in the Series G Certificate of Designations.

        C.    The shares of preferred stock may be issued from time to time in one or more series. The board of directors of this corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limitation the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of preferred stock, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

D-2

Appendix E

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Financial Condition

	June 30, 2013 (Unaudited)	December 31, 2012
	(In thousands, except share and per share amounts)
Assets
Cash	$15,188	$13,420
Federal funds sold	59,280	50,940

Cash and cash equivalents	74,468	64,360
Securities available-for-sale, at fair value	11,117	13,378
Loans receivable held for sale, at lower of cost or fair value	9,126	19,051
Loans receivable held for investment, net of allowance of $10,579 and $11,869	225,391	251,723
Accrued interest receivable	1,141	1,250
Federal Home Loan Bank (FHLB) stock	3,737	3,901
Office properties and equipment, net	2,692	2,617
Real estate owned (REO)	6,227	8,163
Bank owned life insurance	2,722	2,688
Investment in affordable housing limited partnership	1,418	1,528
Other assets	7,160	5,034

Total assets	$345,199	$373,693

Liabilities and shareholders' equity
Liabilities:
Deposits	$229,365	$257,071
FHLB advances	79,500	79,500
Junior subordinated debentures	6,000	6,000
Other borrowings	5,000	5,000
Accrued interest payable	2,308	1,941
Dividends payable	2,554	2,104
Advance payments by borrowers for taxes and insurance	552	711
Other liabilities	3,331	3,359

Total liabilities	328,610	355,686

Shareholders' Equity:
Senior preferred cumulative and non-voting stock, $.01 par value, authorized, issued and outstanding 9,000 shares of Series D at June 30, 2013 and December 31, 2012; liquidation preference of $10,532 at June 30, 2013 and $10,262 at December 31, 2012	8,963	8,963
Senior preferred cumulative and non-voting stock, $.01 par value, authorized, issued and outstanding 6,000 shares of Series E at June 30, 2013 and December 31, 2012; liquidation preference of $7,022 at June 30, 2013 and $6,842 at December 31, 2012	5,974	5,974
Preferred non-cumulative and non-voting stock, $.01 par value, authorized 985,000 shares; issued and outstanding 55,199 shares of Series A, 100,000 shares of Series B and 76,950 shares of Series C at June 30, 2013 and December 31, 2012; liquidation preference of $552 for Series A, $1,000 for Series B and $1,000 for Series C at June 30, 2013 and December 31, 2012	2,457	2,457
Preferred stock discount	(396)	(598)
Common stock, $.01 par value, authorized 8,000,000 shares at June 30, 2013 and December 31, 2012; issued 2,013,942 shares at June 30, 2013 and December 31, 2012; outstanding 1,917,422 shares at June 30, 2013 and December 31, 2012	20	20
Additional paid-in capital	10,117	10,095
Accumulated deficit	(9,484)	(7,988)
Accumulated other comprehensive income, net of taxes of $400 at June 30, 2013 and December 31, 2012	172	318
Treasury stock-at cost, 96,520 shares at June 30, 2013 and December 31, 2012	(1,234)	(1,234)

Total shareholders' equity	16,589	18,007

Total liabilities and shareholders' equity	$345,199	$373,693

See accompanying notes to unaudited consolidated financial statements.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In thousands, except per share)
Interest income:
Interest and fees on loans receivable	$3,896	$5,030	$7,783	$10,360
Interest on mortgage backed and other securities	80	135	169	283
Other interest income	86	20	134	36

Total interest income	4,062	5,185	8,086	10,679

Interest expense:
Interest on deposits	582	880	1,206	1,855
Interest on borrowings	712	815	1,424	1,648

Total interest expense	1,294	1,695	2,630	3,503

Net interest income before provision for loan losses	2,768	3,490	5,456	7,176
Provision for loan losses	—	102	—	1,061

Net interest income after provision for loan losses	2,768	3,388	5,456	6,115

Non-interest income:
Service charges	129	147	271	292
Loan servicing fees, net	4	4	10	(162)
Net gains on sales of loans	81	—	97	—
Net gains (losses) on sales of REO	(10)	(17)	(2)	395
Gain on sale of office properties and equipment	—	2,523	—	2,523
Gain on sale of securities	—	50	—	50
Other	50	17	99	49

Total non-interest income	254	2,724	475	3,147

Non-interest expense:
Compensation and benefits	1,495	1,538	2,949	3,127
Occupancy expense, net	323	297	663	584
Information services	206	239	423	452
Professional services	151	176	333	284
Provision for (recapture of) losses on loans held for sale	(2)	188	468	186
Provision for losses on REO	223	331	223	312
FDIC insurance	190	216	392	433
Office services and supplies	116	108	221	217
Other	547	550	1,097	969

Total non-interest expense	3,249	3,643	6,769	6,564

Income (loss) before income taxes	(227)	2,469	(838)	2,698
Income tax expense	1	772	6	847

Net income (loss)	$(228)	$1,697	$(844)	$1,851

Other comprehensive income (loss), net of tax:
Unrealized loss on securities available for sale	$(128)	$(86)	$(146)	$(79)
Reclassification of net gains included in net earnings	—	(50)	—	(50)
Income tax effect	—	—	—	—

Other comprehensive income (loss), net of tax	(128)	(136)	(146)	(129)

Comprehensive income (loss)	$(356)	$1,561	$(990)	$1,722

Net income (loss)	$(228)	$1,697	$(844)	$1,851
Dividends and discount accretion on preferred stock	(337)	(285)	(652)	(571)

Income (loss) available to common shareholders	$(565)	$1,412	$(1,496)	$1,280

Earnings (loss) per common share—basic	$(0.29)	$0.81	$(0.78)	$0.73

Earnings (loss) per common share—diluted	$(0.29)	$0.81	$(0.78)	$0.73

Dividends declared per share—common stock	$0.00	$0.00	$0.00	$0.00

See accompanying notes to unaudited consolidated financial statements.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2013	2012
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(844)	$1,851
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan losses	—	1,061
Provision for losses on loans receivable held for sale	468	186
Provision for losses on REO	223	312
Depreciation	106	149
Net amortization of deferred loan origination costs	125	58
Net amortization of premiums on mortgage-backed securities	19	31
Amortization of investment in affordable housing limited partnership	110	89
Stock-based compensation expense	22	40
Earnings on bank owned life insurance	(34)	(40)
Net (gains) losses on sales of REO	2	(395)
Net gains on sales of loans	(97)	—
Gain on sale of office properties and equipment	—	(2,523)
Gain on sale of securities	—	(50)
Net change in accrued interest receivable	109	222
Net change in deferred tax assets	—	850
Net change in other assets	1,048	(77)
Net change in accrued interest payable	367	362
Net change in other liabilities	(28)	(183)

Net cash provided by operating activities	1,596	1,943

Cash flows from investing activities:
Net change in loans receivable held for investment	15,277	23,626
Proceeds from sales of loans receivable held for sale	15,502	—
Principal repayments on loans receivable held for sale	226	223
Available-for-sale securities:
Sales	—	1,050
Maturities, prepayments and calls	2,096	2,114
Proceeds from sales of REO	3,293	5,914
Net redemption of Federal Home Loan Bank stock	164	188
Proceeds from sale of office properties and equipment	—	4,237
Additions to office properties and equipment	(181)	(9)

Net cash provided by investing activities	36,377	37,343

Cash flows from financing activities:
Net change in deposits	(27,706)	(24,639)
Proceeds from FHLB advances	28,000	13,500
Repayments on FHLB advances	(28,000)	(13,500)
Net change in advance payments by borrowers for taxes and insurance	(159)	(108)

Net cash used in financing activities	(27,865)	(24,747)

Net change in cash and cash equivalents	10,108	14,539
Cash and cash equivalents at beginning of period	64,360	31,597

Cash and cash equivalents at end of period	$74,468	$46,136

Supplemental disclosures of cash flow information:
Cash paid for interest	$2,263	$3,142

Cash paid for income taxes	$4	$—

Supplemental disclosures of non-cash investing and financing activities:
Transfers of loans receivable held for investment to other assets	$3,174	$—

Transfers of loans receivable held for investment to REO	$1,582	$2,662

Transfers of loans receivable from loans receivable held for investment to loans receivable held for sale	$6,174	$—

See accompanying notes to unaudited consolidated financial statements.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

June 30, 2013

NOTE (1)—Basis of Financial Statement Presentation

        The accompanying unaudited consolidated financial statements include Broadway Financial Corporation (the "Company") and its wholly owned subsidiary, Broadway Federal Bank, f.s.b. (the "Bank"). Also included in the unaudited consolidated financial statements is Broadway Service Corporation, a wholly owned subsidiary of the Bank. All significant intercompany balances and transactions have been eliminated in consolidation.

        The unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions for quarterly reports on Form 10-Q. These unaudited consolidated financial statements do not include all disclosures associated with the Company's consolidated annual financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2012 and, accordingly, should be read in conjunction with such audited consolidated financial statements. In the opinion of management, all adjustments (all of which are normal and recurring in nature) considered necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 2013 are not necessarily indicative of the results that may be expected for the year ending December 31, 2013.

        Some items in the consolidated financial statements for the prior period were reclassified to conform to the current presentation. Reclassifications had no effect on prior period consolidated net earnings or shareholders' equity.

NOTE (2)—Going Concern, Regulatory Matters and Management's Plan for Recapitalization of the Company

  Going Concern

        The Company's financial statements have been prepared assuming that the Company will continue as a going-concern, which contemplates continuity of operations, and realization of assets and liquidation of liabilities in the ordinary course of business. The ability of the Company to continue as a going concern is dependent on many factors, one of which is regulatory action, including acceptance of its capital plan. The following discussion describes matters that raise substantial doubt about the Company's ability to continue as a going concern as well as management's plans for responding to these matters.

  Holding Company Liquidity

        The Company has a tax sharing liability to the Bank which, together with other operating expenses, exceeds operating cash at the Company level. The Company used its cash available at the holding company level to pay a substantial portion of this liability pursuant to the terms of the Tax Allocation Agreement between the Bank and the Company on March 30, 2012 and does not have cash available to pay its operating expenses. Additionally, the Company is deferring interest payments on its $6.0 million aggregate principal amount of Floating Rate Junior Subordinated Debentures that mature in March 17, 2014, and is in default under the terms of a $5.0 million line of credit with another financial institution lender (see Note 7).

        The Company's principal source of funds for the payment of operating expenses, as well as for the declaration and payment of dividends, is dividends received from the Bank. The Office of the

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (2)—Going Concern, Regulatory Matters and Management's Plan for Recapitalization of the Company (Continued)

Comptroller of the Currency ("OCC") regulations limit the amount of dividends that may be paid by the Bank without prior approval of the OCC. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year's net profits, combined with the retained net profits of the preceding two years, subject to compliance with the capital requirements described below. Based on the above limitation and further regulatory restrictions on dividends described below, the Bank may not declare dividends during the year 2013 without OCC approval, and such approval is not likely to be given. Accordingly, the Company will not be able to meet its payment obligations noted above within the foreseeable future unless the Company is able to secure new capital.

  Regulatory Matters

        As a result of significant deficiencies in the Company's and the Bank's operations noted in a regulatory examination, the Company and the Bank were declared to be in "troubled condition" and entered into cease and desist orders (the "Orders") issued by the OCC's regulatory predecessor effective September 9, 2010, requiring, among other things, that the Company and the Bank take remedial actions to improve the Bank's loan underwriting and internal asset review procedures, to reduce the amount of its non-performing assets and to improve other aspects of the Bank's business, as well as the Company's management of its business and the oversight of the Company's business by the Board. Furthermore, the Orders, which are now administered by the OCC with respect to the Bank and the Board of Governors of the Federal Reserve System ("FRB") with respect to the Company, require the Bank to attain, and thereafter maintain, a Tier 1 (Core) Capital to Adjusted Total Assets ratio of at least 8% and a Total Risk-Based Capital to Risk-Weighted Assets ratio of at least 12%, both of which ratios are greater than the respective 5% and 10% levels for such ratios that are generally required under OCC regulations.

        Additionally, the Orders issued by the OTS have imposed certain limitations on the Company and the Bank. These limitations include the following, among others:

  •
  The Bank may not increase its total assets during any quarter in excess of an amount equal to the net interest credited on deposit liabilities during the prior quarter without the prior written notice to and receipt of notice of non-objection from the OCC.

  •
  Neither the Company nor the Bank may declare or pay any dividends or make any other capital distributions without the prior written approval of the FRB and the OCC.

  •
  Neither the Company nor the Bank may make any changes in its directors or senior executive officers without prior notice to and receipt of notice of non-objection from the FRB and the OCC.

  •
  The Company and the Bank are subject to limitations on severance and indemnification payments and on entering into or amending employment agreements and compensation arrangements, and on the payment of bonuses to Bank directors and officers.

  •
  The Company may not incur, issue, renew, repurchase, make payments on or increase any debt or redeem any capital stock without prior notice to and receipt of written notice of non-objection from the FRB.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (2)—Going Concern, Regulatory Matters and Management's Plan for Recapitalization of the Company (Continued)

  •
  The Bank is not permitted to increase the amount of its brokered deposits beyond the amount of interest credited without prior notice to and receipt of notice of non-objection from the OCC.

        The Orders require the submission of a capital plan that is acceptable to the FRB and the OCC. The capital plan of the Company and the Bank has been preliminarily approved by the FRB and OCC subject to the successful completion of the Company's recapitalization plan described below.

  Management's Plans for Recapitalization of the Company and the Bank

        Management's plan to address the conditions described above is to raise additional equity capital for the Company and exchange senior securities for common equity. The Company's ability to continue as a going concern is dependent on the timely implementation and success of this plan. There can be no assurance that management's plan will be achieved.

        Management of the Company is pursuing a comprehensive recapitalization plan to strengthen and simplify the Company's capital structure. To date, the Company has entered into a written agreement with the U.S. Department of the Treasury pursuant to which the U.S. Treasury will exchange its holdings of the Company's Series D and Series E Fixed Rate Cumulative Perpetual Preferred Stock for common stock (or initially common stock equivalents) at a discount of 50% of the liquidation amount, plus an undiscounted exchange of the accumulated but unpaid dividends on such preferred stock, for common stock (or initially common stock equivalents). The exchange by the U.S. Treasury is subject to various conditions, including the exchange of the Company's other outstanding series of preferred stock at discounts of 50% of the aggregate liquidation values, the placement of at least $5 million of new common equity capital, and other conditions. The exchange by the U.S. Treasury is expected to close contemporaneously with the closing of separate placements of common stock and the exchange transactions with the holders of each of the other series of the Company's preferred stock. In addition, the Company has entered into a written agreement with the holder of its Series A Perpetual Preferred Stock pursuant to which the holder will exchange its holdings of Series A Preferred for common stock (or initially common stock equivalents) at a discount of 50% of the liquidation amount. This exchange is subject to various conditions, including the exchange of the Company's other outstanding series of preferred stock, the placement of new common equity capital, and other conditions.

        The Company has reached agreements in principle with the holders of its Series B Perpetual Preferred Stock and Series C Noncumulative Perpetual Convertible Preferred Stock to exchange their holdings for common stock (or initially common stock equivalents) at a discount of 50% of the liquidation amount. Also, the Company has reached agreements in principle with its senior lender, pursuant to which the lender will exchange a portion of the line of credit, which is currently in default, for common stock (or initially equivalents) at 100% of the face amount to be exchanged; forgive the accrued interest on the entire amount of the line of credit to the date of the exchange; and enter into a modified credit agreement for the remainder of the existing loan that would be outstanding after the exchange. As presently contemplated, the series of transactions related to the exchange of a portion of the existing loan will reduce the Company's senior debt by approximately $2.5 million and eliminate the accrued interest on the line of credit, which totaled $1.7 million at August 1, 2013.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (2)—Going Concern, Regulatory Matters and Management's Plan for Recapitalization of the Company (Continued)

        As a condition to consummating these exchanges, the Company plans to concurrently complete private placements of the Company's common stock aggregating approximately $4 million in gross proceeds. Based on various assumptions, including, for illustrative purposes only, a placement price of $1.00 per share, the Company projects that these exchanges and placements and sales of common stock and common stock equivalents would, if completed, result in the issuance of approximately 18.2 million new shares of the Company's common stock or equivalents, which would constitute approximately 90.5% of the pro forma outstanding shares of the Company's total equity. If the placement price is materially closer to our current stock price, then the number of shares to be issued in the recapitalization, and the percentage ownership represented by such shares, will be significantly higher. The 18.2 million new shares of common stock would exceed the Company's current unissued authorized shares. Accordingly, the Company plans to issue a form of common stock equivalent to the lender and holders of preferred stock in exchange for their securities to consummate the recapitalization, after which the Company plans to seek shareholder approval to increase the Company's authorized shares, and issue a portion of such authorized shares to replace the common stock equivalents issued in the recapitalization.

        As noted above, there can be no assurance that management's capital plan will be achieved. Failure to maintain capital sufficient to meet the higher capital requirements required by the Orders to which the Company and the Bank are currently subject, or future increases in capital requirements, could result in further regulatory action, which could include seizure of the Bank through the appointment of a conservator or receiver.

NOTE (3)—Earnings (Loss) Per Common Share

        Basic earnings (loss) per common share is computed by dividing income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding for the period. Diluted earnings (loss) per common share is computed by dividing income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding for the period, increased for the dilutive effect of common stock equivalents.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (3)—Earnings (Loss) Per Common Share (Continued)

        The following table shows how the Company computed basic and diluted earnings (loss) per common share for the three and six months ended June 30, 2013 and 2012:

	For the three months ended June 30,		For the six months ended June 30,
	2013	2012	2013	2012
	(Dollars in thousands, except per share)
Basic
Net income (loss)	$(228)	$1,697	$(844)	$1,851
Less: Preferred stock dividends and accretion	(337)	(285)	(652)	(571)

Income (loss) available to common shareholders	$(565)	$1,412	$(1,496)	$1,280

Weighted average common shares outstanding	1,917,422	1,744,565	1,917,422	1,744,565

Earnings (loss) per common share—basic	$(0.29)	$0.81	$(0.78)	$0.73

Diluted
Net income (loss)	$(228)	$1,697	$(844)	$1,851
Less: Preferred stock dividends and accretion	(337)	(285)	(652)	(571)

Income (loss) available to common shareholders	$(565)	$1,412	$(1,496)	$1,280

Weighted average common shares outstanding	1,917,422	1,744,565	1,917,422	1,744,565
Add: dilutive effects of assumed exercises of stock options	—	—	—	—

Average shares and dilutive potential common shares	1,917,422	1,744,565	1,917,422	1,744,565

Earnings (loss) per common share—diluted	$(0.29)	$0.81	$(0.78)	$0.73

        Stock options for 148,750 shares of common stock for the three and six months ended June 30, 2013 and 227,075 shares of common stock for the three and six months ended June 30, 2012 were not considered in computing diluted loss per common share because they were anti-dilutive.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (4)—Securities

        The following table summarizes the amortized cost and fair value of the available-for-sale investment securities portfolios at June 30, 2013 and December 31, 2012 and the corresponding amounts of unrealized gains which are recognized in accumulated other comprehensive income (loss):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
June 30, 2013:
Residential mortgage-backed	$10,545	$572	$—	$11,117

Total available-for-sale securities	$10,545	$572	$—	$11,117

December 31, 2012:
Residential mortgage-backed	$12,660	$718	$—	$13,378

Total available-for-sale securities	$12,660	$718	$—	$13,378

        There were no securities with unrealized losses at June 30, 2013 and December 31, 2012. At June 30, 2013, the Bank's investment portfolio consisted of residential mortgage-backed securities with an estimated remaining life of 4.9 years. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

        At June 30, 2013 and December 31, 2012, securities pledged to secure public deposits and FHLB advances had a carrying amount of $11.1 million and $1.5 million, respectively. At June 30, 2013 and December 31, 2012, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of shareholders' equity. There were no sales of securities during the six months ended June 30, 2013. During the six months ended June 30, 2012, $1.0 million of U.S federal agency bonds were sold and the Company recognized a gain of $50 thousand.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (5)—Loans Receivable Held For Sale

        Loans receivable held for sale at June 30, 2013 and December 31, 2012 were as follows:

	June 30, 2013	December 31, 2012
	(In thousands)
One-to-four units	$—	$7,916
Five or more units	3,808	5,795
Commercial real estate	1,349	1,358
Church	4,283	4,300
Valuation allowance for unrealized losses	(314)	(318)

Loans receivable held for sale, net	$9,126	$19,051

Non-performing loans receivable held for sale(1)	$1,904	$10,168
Valuation allowance	—	—

Non-performing loans receivable held for sale, net	$1,904	$10,168

Performing loans receivable held for sale	$7,536	$9,201
Valuation allowance	(314)	(318)

Performing loans receivable held for sale, net	$7,222	$8,883

(1)
Net of charge-offs of $679 thousand and $2.5 million at June 30, 2013 and December 31, 2012.

        When management decides to sell certain loans held in portfolio, we reclassify them to held for sale at the lower of cost or fair value, less estimated selling costs. During the first quarter of 2013, eight non-performing loans secured by five or more units, seven non-performing loans secured by commercial real estate and two non-performing loans secured by churches, were transferred to held-for-sale. At the time of transfer, these loans had a carrying amount of $7.7 million and required additional charge-offs of $1.5 million, which were reserved for at year-end 2012. These loans were sold during the second quarter of 2013 with a net gain of $81 thousand. Additionally, $9.3 million of delinquent and non-performing loans secured by one-to-four units and church properties were sold at a net gain of $16 thousand during the first quarter of 2013. There were no loan sales during the first half of 2012. No loans receivable held for sale were transferred to REO during the six months ended June 30, 2013 and 2012.

        Net write-downs on non-performing loans receivable held for sale to lower of cost or fair value totaled $471 thousand for the six months ended June 30, 2013, compared to $187 thousand for the same period in 2012. Additionally, during the first half of 2013 and 2012, we decreased our valuation allowance by $3 thousand and $1 thousand on loans held for sale that are considered performing loans.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (6)—Loans Receivable Held for Investment

        Loans at June 30, 2013 and December 31, 2012 were as follows:

	June 30, 2013	December 31, 2012
	(In thousands)
Real estate:
One-to-four units	$51,998	$57,733
Five or more units	77,870	83,350
Commercial real estate	32,740	41,124
Church	70,231	76,254
Construction	443	735
Commercial:
Sports	1,438	1,711
Other	562	2,115
Consumer:
Other	129	104

Total gross loans receivable	235,411	263,126
Loans in process	(17)	(74)
Net deferred loan costs	593	557
Unamortized discounts	(17)	(17)
Allowance for loan losses	(10,579)	(11,869)

Loans receivable, net	$225,391	$251,723

        The following tables present the activity in the allowance for loan losses by portfolio segment for the three and six months ended June 30, 2013 and 2012:

	Three Months Ended June 30, 2013
	One-to- four units	Five or more units	Commercial real estate	Church	Construction	Commercial	Consumer	Total
	(In thousands)
Beginning balance	$1,834	$1,123	$1,549	$5,677	$8	$181	$78	$10,450
Provision for loan losses	614	66	39	(623)	—	(97)	1	—
Recoveries	—	—	86	6	—	60	—	152
Loans charged off	(3)	(20)	—	—	—	—	—	(23)

Ending balance	$2,445	$1,169	$1,674	$5,060	$8	$144	$79	$10,579

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (6)—Loans Receivable Held for Investment (Continued)

	Six Months Ended June 30, 2013
	One-to- four units	Five or more units	Commercial real estate	Church	Construction	Commercial	Consumer	Total
	(In thousands)
Beginning balance	$2,060	$2,122	$2,685	$4,818	$8	$98	$78	$11,869
Provision for loan losses	165	(295)	(168)	406	—	(109)	1	—
Recoveries	259	—	101	13	—	155	—	528
Loans charged off	(39)	(658)	(944)	(177)	—	—	—	(1,818)

Ending balance	$2,445	$1,169	$1,674	$5,060	$8	$144	$79	$10,579

	Three Months Ended June 30, 2012
	One-to- four units	Five or more units	Commercial real estate	Church	Construction	Commercial	Consumer	Total
	(In thousands)
Beginning balance	$4,836	$3,013	$2,859	$6,494	$233	$231	$86	$17,752
Provision for loan losses	(135)	(116)	(234)	882	(127)	(168)	—	102
Recoveries	—	—	15	3	—	138	2	158
Loans charged off	—	—	—	(156)	—	—	—	(156)

Ending balance	$4,701	$2,897	$2,640	$7,223	$106	$201	$88	$17,856

	Six Months Ended June 30, 2012
	One-to- four units	Five or more units	Commercial real estate	Church	Construction	Commercial	Consumer	Total
	(In thousands)
Beginning balance	$4,855	$2,972	$3,108	$5,742	$249	$247	$126	$17,299
Provision for loan losses	201	(75)	(440)	1,861	(143)	(301)	(42)	1,061
Recoveries	—	—	30	7	—	255	4	296
Loans charged off	(355)	—	(58)	(387)	—	—	—	(800)

Ending balance	$4,701	$2,897	$2,640	$7,223	$106	$201	$88	$17,856

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (6)—Loans Receivable Held for Investment (Continued)

        The following tables present the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of June 30, 2013 and December 31, 2012:

	June 30, 2013
	One-to- four units	Five or more units	Commercial real estate	Church	Construction	Commercial	Consumer	Total
	(In thousands)
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$636	$60	$182	$1,588	$—	$97	$69	$2,632
Collectively evaluated for impairment	1,809	1,109	1,492	3,472	8	47	10	7,947

Total ending allowance balance	$2,445	$1,169	$1,674	$5,060	$8	$144	$79	$10,579

Loans:
Loans individually evaluated for impairment	$3,713	$2,911	$6,566	$22,111	$—	$97	$69	$35,467
Loans collectively evaluated for impairment	48,285	74,959	26,174	48,120	443	1,903	60	199,944

Total ending loans balance	$51,998	$77,870	$32,740	$70,231	$443	$2,000	$129	$235,411

	December 31, 2012
	One-to- four units	Five or more units	Commercial real estate	Church	Construction	Commercial	Consumer	Total
	(In thousands)
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$719	$125	$543	$1,276	$—	$—	$69	$2,732
Collectively evaluated for impairment	1,341	1,997	2,142	3,542	8	98	9	9,137

Total ending allowance balance	$2,060	$2,122	$2,685	$4,818	$8	$98	$78	$11,869

Loans:
Loans individually evaluated for impairment	$4,576	$3,766	$10,364	$25,328	$273	$—	$69	$44,376
Loans collectively evaluated for impairment	53,157	79,584	30,760	50,926	462	3,826	35	218,750

Total ending loans balance	$57,733	$83,350	$41,124	$76,254	$735	$3,826	$104	$263,126

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (6)—Loans Receivable Held for Investment (Continued)

        The following table presents information related to loans individually evaluated for impairment by type of loans as of June 30, 2013 and December 31, 2012:

	June 30, 2013			December 31, 2012
	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated
	(In thousands)
With no related allowance recorded:
One-to-four units	$1,784	$1,211	$—	$1,986	$1,484	$—
Five or more units	1,835	1,806	—	2,038	1,819	—
Commercial real estate	3,623	403	—	10,184	6,423	—
Church	11,227	9,190	—	18,664	15,689	—
Construction	—	—	—	279	273	—
Commercial:
Sports	3,850	—	—	3,888	—	—
With an allowance recorded:
One-to-four units	2,506	2,502	636	3,092	3,092	719
Five or more units	1,105	1,105	60	1,947	1,947	125
Commercial real estate	6,163	6,163	182	3,941	3,941	543
Church	12,958	12,921	1,588	9,677	9,639	1,276
Commercial:
Other	97	97	97	—	—	—
Consumer:
Other	69	69	69	69	69	69

Total	$45,217	$35,467	$2,632	$55,765	$44,376	$2,732

        The recorded investment in loans excludes accrued interest receivable and loan origination fees, net due to immateriality. For purposes of this disclosure, the unpaid principal balance is not reduced for net charge-offs.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (6)—Loans Receivable Held for Investment (Continued)

        The following tables present the monthly average of loans individually evaluated for impairment by type of loans and the related interest income for the three and six months ended June 30, 2013 and 2012.

	Three Months Ended June 30, 2013		Six Months Ended June 30, 2013
	Average Recorded Investment	Cash Basis Interest Income Recognized	Average Recorded Investment	Cash Basis Interest Income Recognized
	(In thousands)
One-to-four units	$3,737	$29	$3,877	$61
Five or more units	2,508	24	3,097	40
Commercial real estate	6,481	142	8,058	223
Church	22,041	139	23,213	276
Construction	—	—	115	5
Commercial:
Other	97	4	83	4
Consumer:
Other	69	2	69	2

Total	$34,933	$340	$38,512	$611

	Three Months Ended June 30, 2012		Six Months Ended June 30, 2012
	Average Recorded Investment	Cash Basis Interest Income Recognized	Average Recorded Investment	Cash Basis Interest Income Recognized
	(In thousands)
One-to-four units	$13,998	$110	$13,696	$234
Five or more units	3,050	18	3,384	40
Commercial real estate	7,784	61	7,600	145
Church	32,834	306	32,215	597
Construction	294	4	297	9
Consumer:
Other	70	1	70	2

Total	$58,030	$500	$57,262	$1,027

        Cash-basis interest income recognized represents cash received for interest payments on accruing impaired loans. Interest income that would have been recognized for the six months ended June 30, 2013 and 2012 had loans performed in accordance with their original terms were $1.4 million and $2.3 million.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (6)—Loans Receivable Held for Investment (Continued)

        The following table presents the recorded investment in non-accrual loans by type of loans as of June 30, 2013 and December 31, 2012:

	June 30, 2013	December 31, 2012
	(In thousands)
Loans receivable held for sale:
One-to-four units	$—	$6,656
Five or more units	—	1,956
Commercial real estate	348	—
Church	1,556	1,556
Loans receivable held for investment:
One-to-four units	1,406	1,489
Five or more units	2,208	2,312
Commercial real estate	404	7,090
Church	12,519	15,689
Construction	—	273
Commercial:
Other	97	—
Consumer:
Other	69	69

Total non-accrual loans	$18,607	$37,090

        There were no loans 90 days or more delinquent that were accruing interest as of June 30, 2013 or December 31, 2012.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (6)—Loans Receivable Held for Investment (Continued)

        The following tables present the aging of the recorded investment in past due loans, including loans receivable held for sale, as of June 30, 2013 and December 31, 2012 by type of loans:

	June 30, 2013
	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Total Loans Not Past Due
	(In thousands)
Loans receivable held for sale:
Five or more units	$—	$—	$—	$—	$3,808
Commercial real estate	—	—	348	348	1,001
Church	—	—	1,556	1,556	2,727
Loans receivable held for investment:
One-to-four units	1,181	—	1,406	2,587	49,411
Five or more units	—	—	2,208	2,208	75,662
Commercial real estate	—	—	404	404	32,336
Church	439	—	12,519	12,958	57,273
Construction	—	—	—	—	443
Commercial:
Sports	—	—	—	—	1,438
Other	20	—	97	117	445
Consumer:
Other	—	—	69	69	60

Total	$1,640	$—	$18,607	$20,247	$224,604

	December 31, 2012
	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Total Loans Not Past Due
	(In thousands)
Loans receivable held for sale:
One-to-four units	$—	$871	$6,656	$7,527	$389
Five or more units	—	—	1,956	1,956	3,839
Commercial real estate	—	—	—	—	1,358
Church	—	—	1,556	1,556	2,744
Loans receivable held for investment:
One-to-four units	1,077	—	1,489	2,566	55,167
Five or more units	587	554	2,312	3,453	79,897
Commercial real estate	—	—	7,090	7,090	34,034
Church	1,617	—	15,689	17,306	58,948
Construction	—	—	273	273	462
Commercial:
Sports	—	—	—	—	1,711
Other	—	—	—	—	2,115
Consumer:
Other	—	—	69	69	35

Total	$3,281	$1,425	$37,090	$41,796	$240,699

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (6)—Loans Receivable Held for Investment (Continued)

Troubled Debt Restructurings

        During the six months ended June 30, 2013, the terms of certain loans were modified as troubled debt restructurings ("TDRs"). The modification of the terms of such loans included payments of delinquent property taxes, which the borrower would be required to repay over a period greater than six months.

        At June 30, 2013, loans classified as TDRs totaled $32.8 million, of which $13.5 million were included in non-accrual loans and $19.3 million were on accrual status. At December 31, 2012, loans classified as TDRs totaled $41.1 million, of which $22.8 million were included in non-accrual loans and $18.3 million were on accrual status. The Company has allocated $2.2 million and $2.5 million of specific reserves for accruing TDRs as of June 30, 2013 and December 31, 2012. TDRs on accrual status are comprised of loans that were accruing at the time of restructuring or loans that have complied with the terms of their restructured agreements for a satisfactory period of time, and for which the Bank anticipates full repayment of both principal and interest. TDRs that are on non-accrual status can be returned to accrual status after a period of sustained performance, generally determined to be six months of timely payments as modified. As of June 30, 2013 and December 31, 2012, the Company has no commitment to lend additional amounts to customers with outstanding loans that are classified as TDRs.

        The following tables present loans by type modified as troubled debt restructurings during the three and six months ended June 30, 2013 and 2012:

	Three Months Ended June 30,2013			Six Months Ended June 30,2013
	Number of Loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment	Number of Loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
	(Dollars in thousands)
One-to-four units	—	$—	$—	5	$739	$789
Commercial real estate	1	1,456	1,497	1	1,456	1,497

Total	1	$1,456	$1,497	6	$2,195	$2,286

	Three Months Ended June 30,2012			Six Months Ended June 30,2012
	Number of Loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment	Number of Loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
	(Dollars in thousands)
One-to-four units	1	$36	$36	1	$36	$36
Commercial real estate	1	505	511	2	734	740
Church	5	2,386	2,391	8	3,399	3,404

Total	7	$2,927	$2,938	11	$4,169	$4,180

        The troubled debt restructurings described above increased the allowance for loan losses by $96 thousand and $119 thousand for the three and six months ended June 30, 2013 and by

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (6)—Loans Receivable Held for Investment (Continued)

$144 thousand and $231 thousand for the same periods in 2012. These TDRs resulted in charge-offs of $23 thousand during the six months ended June 30, 2013, compared to $100 thousand for the same period in 2012.

        At June 30, 2013, there were no loans modified as troubled debt restructurings within the previous 12 months for which there was a payment default. A loan is considered to be in payment default once it is 90 days contractually past due under the modified terms.

        All loan modifications during the six months ended June 30, 2013 were considered troubled debt restructurings. The terms of certain other loans were modified during the six months ended June 30, 2012 that did not meet the definition of a troubled debt restructuring. These loans had a total recorded investment of $1.2 million as of June 30, 2012. The modification of these loans involved either a modification of the terms of a loan to borrowers who were not experiencing financial difficulties or a delay in a payment that was considered to be insignificant.

        In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed to determine the likelihood that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the Company's internal underwriting policy.

Credit Quality Indicators

        The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. For one-to-four family residential, consumer and other smaller balance homogenous loans, a credit grade is established at inception, and generally only adjusted based on performance. Information about payment status is disclosed elsewhere. The Company analyzes all other loans individually by classifying the loans as to credit risk. This analysis is performed at least on a quarterly basis. The Company uses the following definitions for risk ratings:

  •
  Special Mention.  Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

  •
  Substandard.  Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

  •
  Doubtful.  Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

  •
  Loss.  Loans classified as loss are considered uncollectible and of such little value that to continue to carry the loan as an active asset is no longer warranted.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (6)—Loans Receivable Held for Investment (Continued)

        Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. Based on the most recent analysis performed, the risk category of loans by type of loans as of June 30, 2013 and December 31, 2012 is as follows:

	June 30, 2013
	Pass	Special Mention	Substandard	Doubtful	Loss
			(In thousands)
One-to-four units	$46,651	$3,941	$1,406	$—	$—
Five or more units	70,646	1,876	5,348	—	—
Commercial real estate	23,124	1,637	7,979	—	—
Church	33,922	16,660	19,557	92	—
Construction	443	—	—	—	—
Commercial:
Sports	—	1,438	—	—	—
Other	445	20	97	—	—
Consumer:
Other	60	—	69	—	—

Total	$175,291	$25,572	$34,456	$92	$—

	December 31, 2012
	Pass	Special Mention	Substandard	Doubtful	Loss
			(In thousands)
One-to-four units	$55,613	$631	$1,489	$—	$—
Five or more units	73,673	5,250	4,427	—	—
Commercial real estate	25,605	2,541	12,921	57	—
Church	33,532	19,502	23,220	—	—
Construction	462	—	273	—	—
Commercial:
Sports	—	1,711	—	—	—
Other	1,877	141	97	—	—
Consumer:
Other	35	—	69	—	—

Total	$190,797	$29,776	$42,496	$57	$—

NOTE (7)—Junior Subordinated Debentures and Other Borrowings

        On March 17, 2004, the Company issued $6.0 million of Floating Rate Junior Subordinated Debentures in a private placement. The subordinated debentures mature in 10 years and interest is payable quarterly at a rate per annum equal to the 3-month LIBOR plus 2.54%. The interest rate is determined as of each March 17, June 17, September 17, and December 17, and was 2.81% at June 30, 2013. The Company stopped paying interest on the debentures in September 2010. The accrued interest on the subordinated debentures was $540 thousand as of June 30, 2013. Under the Order applicable to

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (7)—Junior Subordinated Debentures and Other Borrowings (Continued)

the Company discussed in Note 2, the Company is not permitted to make payments on its debt without prior notice to and receipt of written notice of non-objection from the FRB, acting through the Federal Reserve Bank of San Francisco. In addition, under the terms of the subordinated debentures, the Company is not allowed to make payments on the subordinated debentures if the Company is in default on any of its senior indebtedness, which term includes the senior line of credit described below.

        On February 28, 2010, the Company borrowed an aggregate of $5.0 million under its $5.0 million line of credit with another financial institution, and invested all of the proceeds in the equity capital of the Bank. The interest rate on the line of credit adjusts annually, subject to a minimum of 6.00% and increases by an additional 5% in the event of default. Borrowings under this line of credit are secured by the Company's investment in the Bank. The full amount of this borrowing became due and payable on July 31, 2010. This line of credit has not been repaid and the Company is in default under the line of credit agreement. On April 7, 2011, the lender agreed to forbear from exercising its rights (other than increasing the interest rate by the default rate margin) pursuant to the line of credit agreement until January 1, 2012, subject to certain conditions. The lender has declined to extend the forbearance agreement. The accrued interest on the line of credit was $1.7 million as of June 30, 2013.

        Management's plans to address these matters are described in Note 2 to these consolidated financial statements.

NOTE (8)—Fair Value

        Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

          Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

          Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

          Level 3: Significant unobservable inputs that reflect a company's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

        The Company used the following methods and significant assumptions to estimate fair value:

        The fair values of securities available-for-sale are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs) or matrix pricing, which is a mathematical technique to value debt securities without relying exclusively on quoted prices for the specific securities, but rather by relying on the securities' relationship to other benchmark quoted securities (Level 2 inputs).

        The fair value of non-performing loans receivable held-for-sale and impaired loans that are collateral dependent is generally based upon the fair value of the collateral which is obtained from recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (8)—Fair Value (Continued)

sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-performing loans held for sale and impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

        Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. Fair value is commonly based on recent real estate appraisals which are updated every nine months. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Real estate owned properties are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

        Appraisals for collateral-dependent impaired loans, non-performing loans held for sale and real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Company. Once received, an independent third-party licensed appraiser reviews the appraisals for accuracy and reasonableness, reviewing the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics.

Assets Measured on a Recurring Basis

        Assets measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements at June 30, 2013 Using
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	(In thousands)
Assets:
Securities available-for-sale—residential mortgage-backed	$—	$11,117	$—	$11,117

	Fair Value Measurements at December 31, 2012 Using
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	(In thousands)
Assets:
Securities available-for-sale—residential mortgage-backed	$—	$13,378	$—	$13,378

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (8)—Fair Value (Continued)

        There were no transfers between Level 1, Level 2, or Level 3 during the three and six months ended June 30, 2013 and 2012.

Assets Measured on a Non-Recurring Basis

        The following table provides information regarding the carrying values of our assets measured at fair value on a non-recurring basis at the dates indicated. The fair value measurement for all of these assets falls within Level 3 of the fair value hierarchy.

	June 30, 2013	December 31, 2012
	(In thousands)
Assets:
Non-performing loans receivable held-for-sale:
One-to-four units	$—	$6,656
Five or more units	—	1,956
Commercial real estate	348	—
Church	1,556	1,556
Impaired loans carried at fair value of collateral:
One-to-four units	1,349	1,284
Five or more units	920	1,679
Commercial real estate	403	3,385
Church	7,079	6,649
Real estate owned:
Commercial real estate	1,792	2,752
Church	4,435	5,411

        The following table provides information regarding gains (losses) recognized on assets measured at fair value on a non-recurring basis for the three and six months ended June 30, 2013 and 2012.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In thousands)
Non-performing loans receivable held-for-sale	$2	$(188)	$(468)	$(187)
Impaired loans carried at fair value of collateral	(366)	174	(400)	(916)
Real estate owned	(223)	(331)	(223)	(312)

Total	$(587)	$(345)	$(1,091)	$(1,415)

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (8)—Fair Value (Continued)

        The following tables present quantitative information about level 3 fair value measurements for financial instruments measured at fair value on a non-recurring basis at June 30, 2013 and December 31, 2012:

	June 30, 2013
	Fair Value	Valuation Technique(s)	Unobservable Input(s)	Range
	(Dollars in thousands)
Non-performing loans held for sale—commercial real estate	$348	Sales comparison approach	Adjustment for differences between the comparable sales	1%
		Income approach	Capitalization rate	8.2%
Non-performing loans held for sale—church	1,556	Sales comparison approach	Adjustment for differences between the comparable sales	11% to 29%
Impaired loans—one-to-four units	1,349	Sales comparison approach	Adjustment for differences between the comparable sales	-5% to 18%
Impaired loans—five or more units	920	Sales comparison approach	Adjustment for differences between the comparable sales	-10% to 0%
		Income approach	Capitalization rate	7.25% to 9%
Impaired loans—commercial real estate	403	Sales comparison approach	Adjustment for differences between the comparable sales	2%
		Income approach	Capitalization rate	4.5%
Impaired loans—church	7,079	Sales comparison approach	Adjustment for differences between the comparable sales	-45% to 16%
		Income approach	Capitalization rate	8%
Real estate owned—commercial real estate	1,792	Sales comparison approach	Adjustment for differences between the comparable sales	-67% to 1%
		Income approach	Capitalization rate	10%
Real estate owned—church	4,435	Sales comparison approach	Adjustment for differences between the comparable sales	-24% to 7%
		Income approach	Capitalization rate	6.5% to 11.5%

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (8)—Fair Value (Continued)

	December 31, 2012
	Fair Value	Valuation Technique(s)	Unobservable Input(s)	Range
	(Dollars in thousands)
Nonperforming loans held for sale—one-to-four units	$6,656	Sales comparison approach	Adjustment for differences between the comparable sales	-30% to 23%
Nonperforming loans held for sale—five or more units	1,956	Sales comparison approach	Adjustment for differences between the comparable sales	-13% to 17%
		Income approach	Capitalization rate	6% to 8.5%
Nonperforming loans held for sale—church	1,556	Sales comparison approach	Adjustment for differences between the comparable sales	-27% to 29%
Impaired loans—one-to-four units	1,284	Sales comparison approach	Adjustment for differences between the comparable sales	-5% to 18%
Impaired loans—five or more units	1,679	Sales comparison approach	Adjustment for differences between the comparable sales	-26% to 16%
		Income approach	Capitalization rate	6.5% to 9%
Impaired loans—commercial real estate	3,385	Sales comparison approach	Adjustment for differences between the comparable sales	-17% to -1%
		Income approach	Capitalization rate	7% to 9%
Impaired loans—church	6,649	Sales comparison approach	Adjustment for differences between the comparable sales	-45% to 8%
		Income approach	Capitalization rate	6.75% to 8%
Real estate owned—commercial real estate	2,752	Sales comparison approach	Adjustment for differences between the comparable sales	-67% to 1%
		Income approach	Capitalization rate	8% to 11%
Real estate owned—church	5,411	Sales comparison approach	Adjustment for differences between the comparable sales	-12% to 7%
		Income approach	Capitalization rate	11.5%

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (8)—Fair Value (Continued)

Fair Values of Financial Instruments

        The carrying amounts and estimated fair values of financial instruments, at June 30, 2013 and December 31, 2012 were as follows:

		Fair Value Measurements at June 30, 2013 Using
	Carrying Value
		Level 1	Level 2	Level 3	Total
	(In thousands)
Financial Assets:
Cash and cash equivalents	$74,468	$74,468	$—	$—	$74,468
Securities available-for-sale	11,117	—	11,117	—	11,117
Loans receivable held for sale	9,126	—	—	9,126	9,126
Loans receivable held for investment	225,391	—	—	225,136	225,136
Federal Home Loan Bank stock	3,737	N/A	N/A	N/A	N/A
Accrued interest receivable	1,141	—	34	1,107	1,141
Financial Liabilities:
Deposits	$(229,365)	$—	$(222,271)	$—	$(222,271)
Federal Home Loan Bank advances	(79,500)	—	(83,231)	—	(83,231)
Junior subordinated debentures	(6,000)	—	—	(5,281)	(5,281)
Other borrowings	(5,000)	—	—	(4,507)	(4,507)
Accrued interest payable	(2,308)	—	(94)	(1,984)	(2,078)
Advance payments by borrowers for taxes and insurance	(552)	—	(552)	—	(552)

		Fair Value Measurements at December 31, 2012 Using
	Carrying Value
		Level 1	Level 2	Level 3	Total
	(In thousands)
Financial Assets:
Cash and cash equivalents	$64,360	$64,360	$—	$—	$64,360
Securities available-for-sale	13,378	—	13,378	—	13,378
Loans receivable held for sale	19,051	—	—	19,051	19,051
Loans receivable held for investment	251,723	—	—	252,043	252,043
Federal Home Loan Bank stock	3,901	N/A	N/A	N/A	N/A
Accrued interest receivable	1,250	—	42	1,208	1,250
Financial Liabilities:
Deposits	$(257,071)	$—	$(253,155)	$—	$(253,155)
Federal Home Loan Bank advances	(79,500)	—	(84,769)	—	(84,769)
Junior subordinated debentures	(6,000)	—	—	(4,852)	(4,852)
Other borrowings	(5,000)	—	—	(4,205)	(4,205)
Accrued interest payable	(1,941)	—	(87)	(1,527)	(1,614)
Advance payments by borrowers for taxes and insurance	(711)	—	(711)	—	(711)

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (8)—Fair Value (Continued)

        The methods and assumptions, not previously presented, used to estimate fair values are described as follows:

  (a)    Cash and Cash Equivalents

        The carrying amounts of cash and cash equivalents approximate fair values and are classified as Level 1.

  (b)    Loans receivable held for sale

        The fair value of loans held for sale is estimated based upon binding contracts and quotes from third party investors or appraisal reports adjusted by sales commission assumptions resulting in a Level 3 classification.

  (c)    Loans receivable held for investment

        Fair values of loans, excluding loans held for sale, are estimated as follows: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values resulting in a Level 3 classification. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality resulting in a Level 3 classification. Impaired loans are valued at the lower of cost or fair value as described previously. The methods utilized to estimate the fair value of loans do not necessarily represent an exit price.

  (d)    FHLB Stock

        It is not practical to determine the fair value of FHLB stock due to restrictions placed on its transferability.

  (e)    Deposits and Advance Payments by Borrowers for Taxes and Insurance

        The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amount) resulting in Level 2 classification. Fair values for fixed rate certificates of deposit are estimated using discounted cash flow calculations that apply interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits resulting in a Level 2 classification.

  (f)    Federal Home Loan Bank Advances

        The fair values of the Federal Home Loan Bank advances are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements resulting in a Level 2 classification.

  (g)    Junior Subordinated Debentures and Other Borrowings

        The fair values of the Company's Junior subordinated debentures and other borrowings are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements resulting in a Level 3 classification.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (8)—Fair Value (Continued)

  (h)    Accrued Interest Receivable

        The carrying amounts of accrued interest receivable approximate their fair value and are classified the same as the related asset.

  (i)    Accrued Interest Payable

        The carrying amounts of accrued interest on deposits and Federal Home Loan Bank advances approximate their fair value. The carrying amounts of accrued interest on junior subordinated debentures and other borrowings are estimated by applying a discount similar to the related debt. The fair values of accrued interest are classified the same as the related liability.

NOTE (9)—Stock-based Compensation

        In 2008, we adopted the 2008 Long-Term Incentive Plan ("2008 LTIP"), which was approved by the shareholders. The 2008 LTIP replaced the Company's 1996 Long-Term Incentive Plan ("1996 LTIP") and 1996 Stock Option Plan ("Stock Option Plan"), which have expired and are no longer effective except as to outstanding awards. The 2008 LTIP permits the grant of non-qualified and incentive stock options, stock appreciation rights, full value awards and cash incentive awards to the Company's non-employee directors and certain officers and employees for up to 437,390 shares of common stock. Option awards are generally granted with an exercise price equal to the market price of the Company's common stock at the date of grant; those option awards have vesting periods ranging from immediate vesting to 5 years and have 10-year contractual terms. The Company has a policy of using shares held as treasury stock to satisfy share option exercises. Currently, the Company has a sufficient number of treasury shares to satisfy expected share option exercises on outstanding options.

        No options were granted during the six months ended June 30, 2013 and 2012. The Company recorded $22 thousand and $40 thousand of stock-based compensation expense, net of tax, during the first half of 2013 and 2012.

NOTE (10)—Regulatory Capital

        The Bank is subject to regulatory capital requirements now administered by the Office of the Comptroller of the Currency, or OCC, which is the statutory successor under the Dodd-Frank Act to the former Office of Thrift Supervision, or OTS. The capital requirements, which remain the same as when administered by the OTS, involve quantitative measures of assets, liabilities, and certain off balance sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the OCC. Failure to meet capital requirements can result in regulatory action.

        Prompt corrective action regulations also administered by the OCC provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If only adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements (Continued)

June 30, 2013

NOTE (10)—Regulatory Capital (Continued)

        The Bank met the minimum capital requirements under the cease and desist order at June 30, 2013 and December 31, 2012. Actual required capital amounts and ratios at June 30, 2013 and December 31, 2012, together with the higher capital requirements that the Bank is required to meet under the cease and desist order applicable to it, are presented below.

	Actual		Required for Capital Adequacy Purposes		Capital Requirements under Cease and Desist Order
	Amount	Ratio	Amount	Ratio	Amount	Ratios
	(Dollars in thousands)
June 30, 2013:
Tangible Capital to adjusted total assets	$32,749	9.48%	$5,179	1.50%	N/A	N/A
Tier 1(Core) Capital to adjusted total assets	$32,749	9.48%	$13,812	4.00%	$27,624	8.00%
Tier 1(Core) Capital to risk weighted assets	$32,749	14.98%	N/A	N/A	N/A	N/A
Total Capital to risk weighted assets	$35,579	16.27%	$17,494	8.00%	$26,240	12.00%
December 31, 2012:
Tangible Capital to adjusted total assets	$32,936	8.82%	$5,603	1.50%	N/A	N/A
Tier 1(Core) Capital to adjusted total assets	$32,936	8.82%	$14,940	4.00%	$29,881	8.00%
Tier 1(Core) Capital to risk weighted assets	$32,936	13.12%	N/A	N/A	N/A	N/A
Total Capital to risk weighted assets	$36,183	14.41%	$20,090	8.00%	$30,135	12.00%

NOTE (11)—Income Taxes

        The Company and its subsidiaries are subject to U.S. federal and state income taxes. Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all, of the deferred tax asset will not be realized. In assessing the realization of deferred tax assets, management evaluates both positive and negative evidence, including the existence of cumulative losses in the current year and the prior two years, the amount of taxes paid in available carry-back years, the forecasts of future income and tax planning strategies. This analysis is updated quarterly. Based on this analysis, the Company determined that a valuation allowance of $9.7 million was required as of June 30, 2013, resulting in $0 net deferred tax assets. The Company had recorded a valuation allowance of $9.0 million and $0 net deferred tax assets as of December 31, 2012.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01PIFC 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + IMPORTANT ANNUAL MEETING INFORMATION Broadway Financial Corporation A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 7. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. 01 - Mr. Robert C. Davidson Jr. 02 - Mr. Javier León 1. To elect two directors of the Company to serve until the Annual Meeting of Stockholders to be held in the year 2016 and until their successors are elected and have been qualified. 01 02 Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain 2. To ratify the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for 2013. 4. To amend the Company’s Certificate of Incorporation to increase the Company’s number of authorized shares of common stock from 8,000,000 to 50,000,000. For Against Abstain 3. To cast an advisory (non-binding) vote on executive compensation. 5. To adopt an amendment to the Company's Certificate of Incorporation authorizing the Company to issue up to 5,000,000 shares of a new class of non-voting common stock. 6. To approve amendments to the Company's 2008 Long-Term Incentive Plan (the "LTIP") including an increase in the number of shares of Common Stock that are reserved for issuance pursuant to the LTIP to 2,000,000 shares. 7. To approve adjournment of the Annual Meeting to a later time or date if requested by the Board of Directors. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMM 1 7 3 4 5 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . REVOCABLE PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 27, 2013 THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY I/we hereby constitute and appoint Wanye-Kent A. Bradshaw, with full power of substitution, as my/our attorney, agent and proxy, to attend and act as proxy at the 2013 Annual Meeting of Stockholders of Broadway Financial Corporation, which will be held at its principal executive offices, 5055 Wilshire Boulevard, Suite 500, Los Angeles, California 90036, on Wednesday, November 27, 2013 at 10:00 a.m., and at any postponement or adjournment thereof, and to vote as I/we have indicated the number of shares which I/we would be entitled to vote if personally present. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” EACH OF THE OTHER PROPOSALS LISTED ON THE REVERSE SIDE HEREOF. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED “FOR” THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” EACH OF SUCH OTHER PROPOSALS. I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I /we acknowledge receipt of the Notice of Annual Meeting and the Proxy Statement which accompany the notice (the “Annual Meeting Proxy Statement”). (continued and to be signed on the reverse side) Proxy — BROADWAY FINANCIAL CORPORATION Change of Address — Please print new address below. C Non-Voting Items IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + +

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01PIGC 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + IMPORTANT ANNUAL MEETING INFORMATION Broadway Financial Corporation Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. 01 02 Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain 2. To ratify the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for 2013. 4. To amend the Company’s Certificate of Incorporation to increase the Company’s number of authorized shares of common stock from 8,000,000 to 50,000,000. For Against Abstain 3. To cast an advisory (non-binding) vote on executive compensation. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 7. 01 - Mr. Robert C. Davidson Jr. 02 - Mr. Javier León 1. To elect two directors of the Company to serve until the Annual Meeting of Stockholders to be held in the year 2016 and until their successors are elected and have been qualified. 5. To adopt an amendment to the Company's Certificate of Incorporation authorizing the Company to issue up to 5,000,000 shares of a new class of non-voting common stock. 6. To approve amendments to the Company's 2008 Long-Term Incentive Plan (the "LTIP") including an increase in the number of shares of Common Stock that are reserved for issuance pursuant to the LTIP to 2,000,000 shares. 7. To approve adjournment of the Annual Meeting to a later time or date if requested by the Board of Directors. MMMMMMMMMMMM 1 7 3 4 5 9 2 MMMMMMMMM

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . REVOCABLE PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 27, 2013 THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY I/we hereby constitute and appoint Wanye-Kent A. Bradshaw, with full power of substitution, as my/our attorney, agent and proxy, to attend and act as proxy at the 2013 Annual Meeting of Stockholders of Broadway Financial Corporation, which will be held at its principal executive offices, 5055 Wilshire Boulevard, Suite 500, Los Angeles, California 90036, on Wednesday, November 27, 2013 at 10:00 a.m., and at any postponement or adjournment thereof, and to vote as I/we have indicated the number of shares which I/we would be entitled to vote if personally present. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” EACH OF THE OTHER PROPOSALS LISTED ON THE REVERSE SIDE HEREOF. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED “FOR” THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” EACH OF SUCH OTHER PROPOSALS. I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I /we acknowledge receipt of the Notice of Annual Meeting and the Proxy Statement which accompany the notice (the “Annual Meeting Proxy Statement”). (continued and to be signed on the reverse side) Proxy — BROADWAY FINANCIAL CORPORATION